                                                                    Exhibit 99.1

THE BEAR STEARNS COMPANIES INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.

We have audited the accompanying consolidated statements of financial condition of The Bear Stearns Companies Inc. and subsidiaries (the "Company") as of November 30, 2007 and 2006, and the related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders' equity for each of the three years in the period ended November 30, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Bear Stearns Companies Inc. and subsidiaries as of November 30, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

We have not audited any financial statements of the Company for any period subsequent to November 30, 2007, nor have we performed a review of interim financial statements in conformity with the standards of the Public Company Accounting Oversight Board (United States) for any period subsequent to November 30, 2007. However, as discussed in Note 23 to the consolidated financial statements, during the end of the week of March 10, 2008, the Company experienced a significant liquidity crisis which seriously jeopardized the financial viability of the Company, and which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 23. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 and Note 3 to the consolidated financial statements, effective December 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140" and Statement of Financial Accounting Standards No. 157, "Fair Value Measurements."

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of November 30, 2007, based on the criteria established in "Internal Control--Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated January 28, 2008 expressed an unqualified opinion on the Company's internal control over financial reporting.

/s/ Deloitte & Touche LLP
--------------------------
New York, New York
January 28, 2008
(April 11, 2008 as to Note 23)

                         THE BEAR STEARNS COMPANIES INC.

                        CONSOLIDATED STATEMENTS OF INCOME

--------------------------------------------------------------------------------------------------
Fiscal Years Ended November 30,                     2007              2006              2005
--------------------------------------------------------------------------------------------------
(in millions, except share and per share data)
REVENUES
Commissions                                    $        1,269    $        1,163    $        1,200
Principal transactions                                  1,323             4,995             3,836
Investment banking                                      1,380             1,334             1,037
Interest and dividends                                 11,556             8,536             5,107
Asset management and other income                         623               523               372
--------------------------------------------------------------------------------------------------
   Total revenues                                      16,151            16,551            11,552
Interest expense                                       10,206             7,324             4,141
--------------------------------------------------------------------------------------------------
   Revenues, net of interest expense                    5,945             9,227             7,411
--------------------------------------------------------------------------------------------------

NON-INTEREST EXPENSES
Employee compensation and benefits                      3,425             4,343             3,553
Floor brokerage, exchange and clearance fees              279               227               222
Communications and technology                             578               479               402
Occupancy                                                 264               198               168
Advertising and market development                        179               147               127
Professional fees                                         362               280               229
Impairment of goodwill and specialist rights              227                --                --
Other expenses                                            438               406               503
--------------------------------------------------------------------------------------------------
   Total non-interest expenses                          5,752             6,080             5,204
--------------------------------------------------------------------------------------------------
Income before provision for income taxes       $          193    $        3,147    $        2,207
(Benefit from)/provision for income taxes                 (40)            1,093               745
--------------------------------------------------------------------------------------------------
Net income                                     $          233    $        2,054    $        1,462
Preferred stock dividends                                 (21)              (21)              (24)
--------------------------------------------------------------------------------------------------
Net income applicable to common shares         $          212    $        2,033    $        1,438
==================================================================================================

Basic earnings per share                       $         1.68    $        15.79    $        11.42
Diluted earnings per share                     $         1.52    $        14.27    $        10.31
==================================================================================================
Weighted average common shares outstanding:
   Basic                                          130,208,999       131,711,382       130,326,947
   Diluted                                        146,442,842       148,575,469       147,467,992
==================================================================================================

See Notes to Consolidated Financial Statements.

                         THE BEAR STEARNS COMPANIES INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


---------------------------------------------------------------------------------------------------------------------------
As of November 30,                                                                                   2007          2006
---------------------------------------------------------------------------------------------------------------------------
(in millions, except share data)

ASSETS
Cash and cash equivalents                                                                         $   21,406    $    4,595
Cash and securities deposited with clearing organizations or
  segregated in compliance with federal regulations                                                   12,890         8,804
Securities received as collateral                                                                     15,599        19,648
Collateralized agreements:
  Securities purchased under agreements to resell                                                     27,878        38,838
  Securities borrowed                                                                                 82,245        80,523
Receivables:
  Customers                                                                                           41,115        29,482
  Brokers, dealers and others                                                                         11,622         6,119
  Interest and dividends                                                                                 785           745

Financial instruments owned, at fair value                                                           122,518       109,200
Financial instruments owned and pledged as collateral, at fair value                                  15,724        15,968
                                                                                                  -------------------------
Total financial instruments owned, at fair value                                                     138,242       125,168

Assets of variable interest entities and mortgage loan special purpose entities                       33,553        30,245

Property, equipment and leasehold improvements, net of accumulated depreciation
  and amortization of $1,149 and $1,152 in 2007 and  2006, respectively                                  605           480
Other assets                                                                                           9,422         5,786
---------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                      $  395,362    $  350,433
===========================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Unsecured short-term borrowings                                                                   $   11,643    $   25,787
Obligation to return securities received as collateral                                                15,599        19,648
Collateralized financings:
  Securities sold under agreements to repurchase                                                     102,373        69,750
  Securities loaned                                                                                    3,935        11,451
  Other secured borrowings                                                                            12,361         3,275
Payables:
  Customers                                                                                           83,204        72,989
  Brokers, dealers and others                                                                          4,101         3,397
  Interest and dividends                                                                               1,301         1,123
Financial instruments sold, but not yet purchased, at fair value                                      43,807        42,257
Liabilities of variable interest entities and mortgage loan special purpose entities                  30,605        29,080
Accrued employee compensation and benefits                                                             1,651         2,895
Other liabilities and accrued expenses                                                                 4,451         2,082
Long-term borrowings                                                                                  68,538        54,570
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                                 $  383,569    $  338,304
---------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Note 17)

STOCKHOLDERS' EQUITY                                                                                     352           359
Preferred stock
Common stock, $1.00 par value; 500,000,000 shares authorized as of November 30, 2007 and 2006;
  184,805,847 shares issued as of November 30, 2007 and 2006                                             185           185
Paid-in capital                                                                                        4,986         4,579
Retained earnings                                                                                      9,441         9,385
Employee stock compensation plans                                                                      2,478         2,066
Accumulated other comprehensive (loss) income                                                             (8)           --
Treasury stock, at cost:
  Common stock: 71,807,227 and 67,396,876 shares as of November 30, 2007 and 2006, respectively       (5,641)       (4,445)
---------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                            11,793        12,129
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                        $  395,362    $  350,433
===========================================================================================================================

See Notes to Consolidated Financial Statements.

                         THE BEAR STEARNS COMPANIES INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------
Fiscal Years Ended November 30,                                                   2007          2006          2005
----------------------------------------------------------------------------------------------------------------------
(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                     $      233    $    2,054    $    1,462
Adjustments to reconcile net income to cash used in operating activities:
  Non-cash items included in net income:
    Impairment of goodwill and specialist rights                                      227            --            --
    Depreciation and amortization                                                     186           350           277
    Deferred income taxes                                                             (33)          (85)          113
    Employee stock compensation plans                                                  31         1,010           801
Changes in operating assets and liabilities:
  Cash and securities deposited with clearing organizations or segregated
    in compliance with federal regulations                                         (4,086)       (3,534)         (847)
  Securities borrowed, securities loaned, net                                      (9,238)      (16,261)        6,264
  Receivables from customers                                                      (11,633)        1,791           841
  Receivables from brokers, dealers and others                                     (5,503)       (2,575)         (610)
  Financial instruments owned, at fair value                                      (13,111)      (21,357)      (26,938)
  Other assets                                                                     (4,111)       (1,597)         (831)
  Securities sold under agreements to repurchase, securities purchased under
    agreements to resell, net                                                      43,583         7,427        10,275
  Payables to customers                                                            10,215         3,118        (9,513)
  Payables to brokers, dealers and others                                             704           740            57
  Financial instruments sold, but not yet purchased, at fair value                  1,539         8,895         3,546
  Accrued employee compensation and benefits                                         (405)          207           171
  Other liabilities and accrued expenses                                            2,548           596           494
----------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) operating activities                                    11,146       (19,221)      (14,438)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment and leasehold improvements, net                     (295)         (181)         (203)
----------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                                    (295)         (181)         (203)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for/proceeds from unsecured short-term borrowings, net                   (14,144)        6,026         8,030
Proceeds from/payments for other secured borrowings, net                            9,086         3,021          (225)
Proceeds from issuance of long-term borrowings                                     24,923        19,892        15,997
Payments for retirement/repurchase of long-term borrowings                        (12,495)      (10,250)       (7,273)
Proceeds from issuances of derivatives with a financing element, net                   23           339           255
Issuance of common stock                                                              162           289           202
Cash retained resulting from tax deductibility under
  share-based payment arrangements                                                    254           363           426
Redemption of preferred stock                                                          (7)          (13)          (76)
Treasury stock purchases - common stock                                            (1,670)       (1,374)         (870)
Cash dividends paid                                                                  (172)         (155)         (139)
----------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                                               5,960        18,138        16,327
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                               16,811        (1,264)        1,686
Cash and cash equivalents, beginning of year                                        4,595         5,859         4,173
----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                       $   21,406    $    4,595    $    5,859
======================================================================================================================

Supplemental Disclosure of Cash Flow Information:

Cash payments for interest were $10.86 billion, $7.93 billion and $4.30 billion during the fiscal years ended November 30, 2007, 2006 and 2005 respectively. Cash payments for income taxes, net of refunds, were $561 million, $709 million and $146 million for the fiscal years ended November 30, 2007, 2006 and 2005, respectively. Cash payments for income taxes, net of refunds, would have been $815 million, $1.07 billion and $572 million for the fiscal years ended November 30, 2007, 2006 and 2005, respectively, if increases in the value of equity instruments issued under share based payment arrangements had not been deductible in determining taxable income.

See Notes to Consolidated Financial Statements.

                         THE BEAR STEARNS COMPANIES INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                      Common                             Employee    Treasury
                                                      Stock                               Stock      Stock-
(in millions, except share              Preferred    $1 Par      Paid-In    Retained   Compensation  Common
and per share data)                       Stock       Value      Capital    Earnings      Plans       Stock        Total
---------------------------------------------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2004              $     448   $     185   $   3,548   $   6,177   $   2,509   $  (3,876)   $   8,991

Net income                                                                      1,462
Dividends declared--
  Common ($1.00 per share)                                                       (121)          7
  Preferred                                                                       (25)
Treasury Stock--
  Common stock purchased
    (8,483,483 shares)                                                                                   (870)
  Common stock issued out of treasury
    (18,565,624 shares)                                                13                    (729)        921
Redemption of preferred stock                 (76)
Income tax benefit related to
   distributions from employee stock
   compensation plans                                                 426
Unearned employee stock
   compensation, net                                                                           15
Employee stock compensation
   awards, net                                                        123                     655
Amortization of preferred stock
   issue costs                                                         (1)
---------------------------------------------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2005              $     372   $     185   $   4,109   $   7,493   $   2,457   $  (3,825)   $  10,791

Net Income                                                                      2,054
Dividends declared--
  Common ($1.12 per share)                                                       (141)          7
  Preferred                                                                       (21)
Treasury Stock--
  Common stock purchased
    (10,582,214 shares)                                                                                (1,374)
  Common stock issued out of treasury
    (14,122,978 shares)                                                91                    (551)        754
Redemption of preferred stock                 (13)                                 --
Income tax benefit related to
   distributions from employee stock
   compensation plans                                                 363
Unearned employee stock
   compensation, net                                                                          (13)
Employee stock compensation
   awards, net                                                         17                     166
Amortization of preferred stock
   issue costs                                                        (1)
---------------------------------------------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2006              $     359   $     185   $   4,579   $   9,385   $   2,066   $  (4,445)   $  12,129
===========================================================================================================================

See Notes to Consolidated Financial Statements



                         THE BEAR STEARNS COMPANIES INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                             Common                                         Employee
                                                             Stock                                           Stock
(in millions, except share                  Preferred        $1 Par          Paid-In        Retained      Compensation
and per share data)                           Stock          Value           Capital        Earnings         Plans
------------------------------------------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2006                $         359   $         185   $       4,579   $       9,385   $       2,066

Net Income                                                                                          233
Dividends declared--
  Common ($1.28 per share)                                                                         (159)              8
  Preferred                                                                                         (21)
Treasury Stock--
  Common stock purchased
    (12,044,779 shares)
  Common stock issued out of treasury                                                58                            (370)
    (7,634,428 shares)
Redemption of preferred stock                        (7)
Income tax benefit related to                                                       254
   distributions from employee stock
   compensation plans
Unearned employee stock                                                                                             (31)
   compensation, net
Employee stock compensation                                                          96                             805
   awards, net
Amortization of preferred stock                                                      (1)
   issue costs
Foreign currency translation,
   net of tax
Net (losses) on cash flow
   hedges, net of tax
Implementation of accounting principles                                                               3
------------------------------------------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2007                $         352   $         185   $       4,986   $       9,441   $       2,478
========================================================================================================================

                                       Accumulated        Treasury
                                          Other            Stock-
(in millions, except share             Comprehensive       Common
and per share data)                       Income           Stock             Total
---------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2006             $          --    $      (4,445)   $      12,129

Net Income
Dividends declared--
  Common ($1.28 per share)
  Preferred
Treasury Stock--
  Common stock purchased                                       (1,670)
    (12,044,779 shares)
  Common stock issued out of treasury                             474
    (7,634,428 shares)
Redemption of preferred stock
Income tax benefit related to
   distributions from employee stock
   compensation plans
Unearned employee stock
   compensation, net
Employee stock compensation
   awards, net
Amortization of preferred stock
   issue costs
Foreign currency translation,                      2
   net of tax
Net (losses) on cash flow
   hedges, net of tax                            (10)
Implementation of accounting principles
---------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2007             $          (8)   $      (5,641)   $      11,793
=======================================================================================

See Notes to Consolidated Financial Statements

                         THE BEAR STEARNS COMPANIES INC.

                        CONSOLIDATED STATEMENTS OF INCOME

--------------------------------------------------------------------------------
Fiscal Years Ended November 30,                       2007      2006     2005
--------------------------------------------------------------------------------
(in millions)

Net Income                                           $  233    $2,054   $1,462
Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustment                 2        --       --
  Net gains (losses) on cash flow hedges                (10)       --       --
--------------------------------------------------------------------------------

Comprehensive income                                 $  225    $2,054   $1,462
================================================================================

See Notes to Consolidated Financial Statements.

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Bear Stearns Companies Inc. (the "Company") is a holding company that, through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is primarily engaged in business as a securities broker-dealer and operates in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. Capital Markets is comprised of the institutional equities, fixed income and investment banking areas. Global Clearing Services provides clearance-related services for prime brokerage clients and clearance on a fully disclosed basis for introducing broker-dealers. Wealth Management is comprised of the private client services ("PCS") and asset management areas. See Note 19, "Segment and Geographic Area Data," in the Notes to Consolidated Financial Statements for a complete description of the Company's principal segments. The Company also conducts significant activities through other wholly owned subsidiaries, including: Bear Stearns Global Lending Limited; Custodial Trust Company; Bear Stearns Financial Products Inc. ("BSFP"); Bear Stearns Capital Markets Inc.; Bear Stearns Credit Products Inc.; Bear Stearns Forex Inc. ("BS Forex"); EMC Mortgage Corporation; Bear Stearns Commercial Mortgage, Inc.; Bear Stearns Investment Products Inc.; and Bear Energy L.P.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and other entities in which the Company has a controlling financial interest. All material intercompany transactions and balances have been eliminated in consolidation.

The Company determines whether it has a controlling financial interest in an entity by evaluating whether an entity is a voting interest entity, a variable interest entity ("VIE") or a qualifying special purpose entity ("QSPE") under generally accepted accounting principles.

Voting interest entities are consolidated in accordance with Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," as amended. ARB No. 51 states that the usual condition for a controlling financial interest in an entity is ownership of a majority voting interest. Accordingly, the Company consolidates voting interest entities in which is has a majority voting interest. VIEs are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in a VIE occurs when an entity has a variable interest that will absorb a majority of the VIEs expected losses, receive a majority of the VIEs residual returns, or both. The entity with the controlling financial interest, known as the primary beneficiary, consolidates the VIE. In accordance with Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46 (R), "Consolidation of Variable Interest Entities (revised December 2003)--an interpretation of Accounting Research Bulletin ("ARB") No. 51" ("FIN No. 46 (R)"), the Company consolidates any variable interest entities for which it is the primary beneficiary. The assets and related liabilities of such variable interest entities have been shown in the Consolidated Statements of Financial Condition in the captions "Assets of variable interest entities and mortgage loan special purpose entities" and "Liabilities of variable interest entities and mortgage loan special purpose entities." See Note 6, "Variable Interest Entities and Mortgage Loan Special Purpose Entities," in the Notes to Consolidated Financial Statements. QSPEs are passive entities that are commonly used in securitization transactions. Statement of Financial Accounting Standards ("SFAS") No. 140, "Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," sets forth the criteria an entity must satisfy to be a QSPE. In accordance with SFAS No. 140, the Company does not consolidate QSPEs.

When the Company does not have a controlling interest in an entity, but exerts significant influence over the entity's operating and financial decisions (generally defined as owning a voting or economic interest of 20% to 50%), the Company applies the equity method of accounting.

As of December 1, 2006, the Company has adopted Emerging Issues Task Force ("EITF") Issue No. 04-5 "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights." The EITF consensus requires a general partner in a limited partnership to consolidate the limited partnership unless the presumption of control is overcome. The general partner may overcome this presumption of control and not consolidate the entity if the limited partners have: (a) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partner without having to show cause; or (b) substantive participating rights in managing the partnership.



The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates and assumptions, including those regarding fair value measurements, stock-based compensation, certain accrued liabilities and the potential outcome of litigation and tax matters, which may affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates.

REVENUE RECOGNITION POLICIES

Principal Transactions

Financial instruments owned and financial instruments sold, but not yet purchased, including contractual commitments arising pursuant to futures, forward and option contracts, interest rate swaps and other derivative contracts, are recorded at fair value with the resulting net unrealized gains and losses reflected in "Principal transactions" revenues in the Consolidated Statements of Income.

Investment Banking and Advisory Services

Underwriting revenues and fees for mergers and acquisitions advisory services are accrued when services for the transactions are substantially completed. Transaction expenses are deferred until the related revenue is recognized. Investment banking and advisory services revenues are presented net of transaction-related expenses.

Mortgage Servicing Fees and Advances

Contractual servicing fees, late fees and other ancillary servicing fees earned for servicing mortgage loans are reflected in "Investment banking" revenues in the Consolidated Statements of Income. Contractual servicing fees are recognized when earned based on the terms of the servicing agreement. All other fees are recognized when received. In the normal course of its business, the Company makes principal, interest and other servicing advances to external investors on mortgage loans serviced for these investors. Such advances are generally recoverable from the mortgagors, related securitization trusts or from the proceeds received from the sales of the underlying properties. A charge to earnings is recognized to the extent that servicing advances are estimated to be uncollectible under the provisions of the servicing contracts.

Commissions

Commission revenues primarily include fees from executing and clearing client transactions on stock, options and futures markets worldwide. These fees are recognized on a trade date basis. The Company records its share of the commission under certain clearing agreements where the Company is acting as agent for another broker, in accordance with EITF Statement No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent."

Asset Management and Other Income

The Company receives advisory fees for investment management. In addition, the Company receives performance incentive fees for managing certain funds. Advisory fees are recognized over the period of advisory service. Unearned advisory fees are treated as deferred revenues and are included in "Other liabilities" in the accompanying Consolidated Statements of Financial Condition. Performance incentive fees are accrued throughout the year based on a fund's performance to date against specified performance targets.

Energy Trading

Energy trading revenues are reported, net of certain direct costs, in "Principal transactions" on the Consolidated Statement of Income. Energy trading assets and liabilities that are derivatives are reported at fair value with the corresponding changes recognized in income. Non-derivative contracts are accounted for on an accrual basis and recognized in income when the energy is delivered. See Note 21, "Asset Acquisition" for a further discussion on the assets acquired from the Williams Power Company, Inc.



FINANCIAL INSTRUMENTS

On December 1, 2006, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Additionally, SFAS No. 157 disallows the use of block discounts on positions traded in an active market as well as nullifies certain guidance in EITF No. 02-3 regarding the recognition of inception gains on certain derivative transactions. See Note 3, "Financial Instruments" of Notes to Consolidated Financial Statements for a complete discussion of SFAS No. 157.

Financial instruments owned and financial instruments sold, but not yet purchased, including contractual commitments arising pursuant to futures, forward and option contracts, interest rate swaps and other derivative contracts, are recorded on a trade-date basis at fair value.

Fair value is generally based on quoted market prices. If quoted market prices are not available, fair value is determined based on other relevant factors, including dealer price quotations, price activity for equivalent instruments and valuation pricing models. Valuation pricing models consider time value, yield curve and volatility factors, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other measurements.

Equity interests and securities acquired as a result of private equity and merchant banking activities are reflected in the consolidated financial statements at fair value, which is often represented at initial cost until significant transactions or developments indicate that a change in the carrying value of the securities is appropriate. This represents the Company's best estimate of exit price as defined by SFAS No. 157. Generally, the carrying values of these securities will be increased based on company performance and in those instances where market values are readily ascertainable by reference to substantial transactions occurring in the marketplace or quoted market prices. Reductions to the carrying value of these securities are made when the Company's estimate of fair value has declined below the carrying value.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company follows SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for stand-alone derivative instruments, derivatives embedded within other contracts or securities, and hedging activities. Accordingly, all derivatives, whether stand-alone or embedded within other contracts or securities, are carried in the Company's Consolidated Statements of Financial Condition at fair value, with changes in fair value recorded in "Principal transactions" revenues. Designated hedged items in fair value hedging relationships are marked for the risk being hedged, with such changes also recorded in "Principal transactions" revenues. Derivatives designated as cash flow hedges are carried at fair value. The effective portion of the change in fair value on a derivative designated as a cash flow hedge is reported in "Accumulated other comprehensive (loss) income." The ineffective portion is reported in "Principal transactions" revenues in the Consolidated Statements of Income. Amounts that are reported in "Accumulated other comprehensive (loss) income" are reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.

On December 1, 2006, the Company adopted SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140." SFAS No. 155 permits companies to elect on an instrument-by-instrument basis, to apply a fair value measurement to hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation under SFAS No. 133. As permitted, on December 1, 2006, the Company elected to apply a fair value measurement to all existing hybrid financial instruments that met the SFAS No. 155 definition. The Company has elected the fair value measurement for certain qualifying hybrid financial instruments issued on or after December 1, 2006. The Company's reason for electing to carry these instruments on a fair value basis was to enable the Company to more efficiently hedge these instruments and to simplify the accounting process. Changes in fair value are reflected in "Principal transactions" revenues in the Consolidated Statements of Income. For fiscal 2007, the increase to revenues due to changes in fair value pursuant to the election of SFAS No. 155 was $664 million.

The Company follows FIN No. 39, "Offsetting Amounts Related to Certain Contracts," and offsets assets and liabilities in the Consolidated Statements of Financial Condition provided that the legal right of offset exists under a master netting agreement. This includes the offsetting of payables or receivables relating to the fair value of cash collateral received or paid associated with its derivative inventory, on a counterparty by counterparty basis. The amounts netted reduced Financial Instruments Owned and Payable to Customers, by $12.5 billion as of November 30, 2007 and $6.3 billion as of November 30, 2006, and reduced Financial Instruments Sold, But Not Yet Purchased and Receivable From Customers by $9.6 billion as of November 30, 2007 and $3.2 billion as of November 30, 2006.

CUSTOMER TRANSACTIONS

Customer securities transactions are recorded on the Consolidated Statements of Financial Condition on a settlement date basis, which is generally three business days after trade date, while the related commission revenues and expenses are recorded on a trade-date basis. Receivables from and payables to customers include amounts related to both cash and margin transactions. Securities owned by customers, including those that collateralize margin or other similar transactions, are generally not reflected in the Consolidated Statements of Financial Condition.

MORTGAGE SERVICING RIGHTS

Mortgage servicing rights ("MSRs") are included in "Other assets" on the Consolidated Statements of Financial Condition. On December 1, 2006, the Company adopted SFAS No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140," and elected to measure servicing assets at fair value. The fair value of MSRs is determined by using market-based models that discount anticipated future net cash flows considering loan prepayment predictions, interest rates, default rates, servicing costs, current market data and other economic factors. Changes in the fair value of MSRs are recorded in "Principal transactions" revenues in the Consolidated Statements of Income.

TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

The Company follows SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125," to account for securitizations and other transfers of financial assets and collateral. SFAS No. 140 establishes accounting and reporting standards with a financial-components approach that focuses on control. Under this approach, financial assets or liabilities are recognized when control is established and derecognized when control has been surrendered or the liability has been extinguished. Control is deemed to be relinquished only when all of the following conditions have been met: (1) the assets have been isolated from the transferor, even in bankruptcy or other receivership; (2) the transferee is a QSPE or has the right to pledge or exchange the assets received; and (3) the transferor has not maintained effective control over the transferred assets. The Company derecognizes financial assets transferred in securitizations provided that such transfer meets all of these criteria.

Mortgage securitization transactions, net of certain direct costs, are recorded in "Principal transactions" revenues in the Consolidated Statements of Income.

COLLATERALIZED SECURITIES TRANSACTIONS

Transactions involving purchases of securities under agreements to resell ("reverse repurchase agreements") or sales of securities under agreements to repurchase ("repurchase agreements") are treated as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. Resulting interest income and expense is generally included in "Principal transactions" revenues in the Consolidated Statements of Income. Reverse repurchase agreements and repurchase agreements are presented in the Consolidated Statements of Financial Condition on a net-by-counterparty basis, where permitted by generally accepted accounting principles. It is the Company's general policy to take possession of securities or loans with a market value in excess of the principal amount loaned plus the accrued interest thereon, in order to collateralize reverse repurchase agreements. Similarly, the Company is generally required to provide securities or loans to counterparties to collateralize repurchase agreements. The Company's agreements with counterparties generally contain contractual provisions allowing for additional collateral to be obtained, or excess collateral returned. It is the Company's policy to value collateral and to obtain additional collateral, or to retrieve excess collateral from counterparties, when deemed appropriate.

Securities borrowed and securities loaned are recorded based upon the amount of cash collateral advanced or received. Securities borrowed transactions facilitate the settlement process and require the Company to deposit cash, letters of credit or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash or other collateral. The amount of collateral required to be deposited for securities borrowed, or received for securities loaned, is an amount generally in excess of the market value of the applicable securities borrowed or loaned. The Company monitors the market value of securities borrowed and loaned, with excess collateral retrieved or additional collateral obtained, when deemed appropriate.

FIXED ASSETS

Depreciation of property and equipment is calculated by the Company on a straight-line basis over the estimated useful life of the asset. Amortization of leasehold improvements is provided on a straight-line basis over the lesser of the estimated useful life of the asset or the remaining life of the lease.

GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

The Company accounts for goodwill and identifiable intangible assets under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets." In accordance with this guidance, the Company does not amortize goodwill, but amortizes identifiable intangible assets over their useful lives. Goodwill is tested at least annually for impairment and identifiable intangible assets are tested for potential impairment whenever events or changes in circumstances suggest that the carrying value of an asset or asset group may not be fully recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." See Note 20, "Acquisition of Minority Interest and Impairment of Intangible Assets."

EARNINGS PER SHARE

Earnings per share ("EPS") is computed in accordance with SFAS No. 128, "Earnings Per Share." Basic EPS is computed by dividing net income applicable to common shares, adjusted for costs related to vested shares under the Capital Accumulation Plan for Senior Managing Directors, as amended ("CAP Plan"), as well as the effect of the redemption of preferred stock, by the weighted average number of common shares outstanding. Common shares outstanding includes vested units issued under certain stock compensation plans, which will be distributed as shares of common stock. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares related to stock compensation plans.

STOCK-BASED COMPENSATION

The Company follows the provisions of SFAS No. 123 (R), "Share-Based Payment," to account for its stock-based compensation plans. SFAS No. 123 (R) is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows." SFAS No. 123 (R) eliminated the ability to account for share-based compensation transactions using APB No. 25 and requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements using a fair value-based method. The Company adopted SFAS No. 123 (R) effective December 1, 2005, using the modified prospective method. Because the fair value recognition provisions of SFAS No. 123 and SFAS No. 123
(R) were materially consistent under the Company's equity plans, the adoption of SFAS No. 123 (R) did not have a material impact on the Company's financial position or results of operations.

Prior to the Company's adoption of SFAS No. 123 (R), tax benefits in excess of recognized compensation costs were reported as operating cash flows. SFAS No. 123 (R) requires excess tax benefits to be reported as a financing cash inflow.

The Company previously elected to adopt fair value accounting for stock-based compensation consistent with SFAS No. 123, using the prospective method with guidance provided by SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure," effective December 1, 2002. As a result, commencing with options granted after November 30, 2002, the Company expenses the fair value of stock options issued to employees over the related vesting period. Prior to December 1, 2002, the Company had elected to account for its stock-based compensation plans using the intrinsic value method prescribed by APB No. 25, as permitted by SFAS No. 123. Under the provisions of APB No. 25, compensation cost for stock options was measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation expense was recognized for stock option awards granted prior to December 1, 2002 because the exercise price was equal to the fair market value of the Company's common stock on the grant date.

The cost related to stock-based compensation included in net income for the fiscal years ended November 30, 2007 and 2006 has been fully determined under the fair value-based method, and for the fiscal year ended November 30, 2005 is less than that which would have been recognized if the fair value-based method had been applied to stock option awards since the original effective date of SFAS No. 123.

The following table illustrates the effect on net income and earnings per share if the fair value-based method had been applied to all outstanding awards in fiscal year ended November 30, 2005.

--------------------------------------------------------------------------------
Fiscal Year Ended November 30, 2005
--------------------------------------------------------------------------------
(in millions, except per share amounts)
Net income, as reported                                          $       1,462
Add: Stock-based employee compensation plan expense
     included in reported net income, net of related
        tax effect                                                         375
Deduct: Total stock-based employee  compensation plan expense determined under the fair value-based  method, net of
        related tax effect                                                (387)
--------------------------------------------------------------------------------
Pro forma net income                                             $        1,450
================================================================================
Earnings per share:
Basic-as reported                                                $        11.42
Basic-pro forma                                                  $        11.33
Diluted-as reported                                              $        10.31
Diluted-pro forma                                                $        10.23
================================================================================

CASH EQUIVALENTS

The Company has defined cash equivalents as liquid investments not held for sale in the ordinary course of business with original maturities of three months or less that are not part of the Company's trading inventory.

INCOME TAXES

The Company and certain of its subsidiaries file a U.S. consolidated federal income tax return. The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are based on the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. In addition, deferred income taxes are determined by the enacted tax rates and laws expected to be in effect when the related temporary differences are expected to be reversed.

The Company is under continuous examination by various tax authorities in jurisdictions in which the Company has significant business operations. The Company regularly evaluates the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. Tax reserves have been established, which the Company believes to be adequate in relation to the probability for additional assessments. Once established, reserves are adjusted as information becomes available or when an event requiring a change to the reserve occurs.

TRANSLATION OF FOREIGN CURRENCIES

Assets and liabilities denominated in foreign currencies are translated at fiscal year-end rates of exchange, while income statement items are translated at daily average rates of exchange during the fiscal year. Gains or losses on translation of the financial statements of foreign subsidiaries from their respective functional currency to the U.S. dollar are included, net of tax, on the Consolidated Statements of Comprehensive Income. Gains or losses resulting from foreign currency transactions are included in current earnings.



ACCOUNTING AND REPORTING DEVELOPMENTS

During fiscal 2007, the Company adopted SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140," SFAS No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140," and SFAS No. 157, "Fair Value Measurements." As a result of the adoption of these standards, the Company recorded a cumulative effect adjustment to increase the opening retained earnings balance by approximately $3.5 million (after tax).

In December 2007, the FASB issued Statement No. 141 R, "Business Combinations (a revision of Statement No. 141)." This Statement applies to all transactions or other events in which an entity obtains control of one or more businesses, including those combinations achieved without the transfer of consideration. This Statement retains the fundamental requirements in Statement No. 141 that the acquisition method of accounting be used for all business combinations. This Statement expands the scope to include all business combinations and requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their fair values as of the acquisition date. Additionally, FASB No. 141R changes the way entities account for business combinations achieved in stages by requiring the identifiable assets and liabilities to be measured at their full fair values. Additionally, contractual contingencies and contingent consideration shall be measured at fair value at the acquisition date. This Statement is effective on a prospective basis to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of this Statement will have on the consolidated financial statements of the Company.

In December 2007, the FASB issued Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51". This Statement amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Additionally, this Statement requires that consolidated net income include the amounts attributable to both the parent and the noncontrolling interest. This Statement is effective for interim periods beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of this Statement will have on the consolidated financial statements of the Company.

In June 2007, the FASB's Emerging Issues Task Force (EITF) issued EITF Issue No. 06-11 "Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards." This issue requires that the tax benefits related to dividend equivalents paid on restricted stock units, which are expected to vest, be recorded as an increase to additional paid-in capital. EITF 06-11 is effective prospectively to the income tax benefits on dividends declared in fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact, if any, the adoption of this issue may have on the Company's consolidated financial statements and does not expect a material impact on the consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to elect to measure financial assets and liabilities (except for those that are specifically scoped out of the Statement) at fair value. The election to measure a financial asset or liability at fair value can be made on an instrument-by-instrument basis and is irrevocable. The difference between the carrying value and the fair value at the election date is recorded as a transition adjustment to opening retained earnings. Subsequent changes in fair value are recognized in earnings. The Company adopted SFAS No. 159 effective December 1, 2007. The adoption of SFAS No. 159 did not have a material impact on the consolidated financial statements of the Company.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company will adopt the provisions of FIN No. 48 beginning in the first quarter of 2008. The adoption of FIN No. 48 will not have a material impact on the consolidated financial statements of the Company.

In April 2007, the FASB issued a Staff Position ("FSP") FIN No. 39-1, "Amendment of FASB Interpretation No. 39." FSP FIN No. 39-1 defines "right of setoff" and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for those instruments in the Consolidated Statement of Financial Condition. In addition, this FSP permits offsetting of fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. The provisions of this FSP are consistent with the Company's current accounting practice. The Company adopted the provisions of FSP FIN No. 39-1 on December 1, 2007. The adoption of FSP FIN No. 39-1 did not impact the consolidated financial statements of the Company.

2.       FAIR VALUE OF FINANCIAL INSTRUMENTS

Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Assets that are recorded at contracted amounts approximating fair value consist largely of short-term secured receivables, including reverse repurchase agreements, securities borrowed, customer receivables and certain other receivables. Similarly, the Company's short-term liabilities, such as bank loans, commercial paper, medium-term notes, structured notes, repurchase agreements, securities loaned, customer payables and certain other payables, are recorded at contracted amounts approximating fair value. These instruments generally have variable interest rates and/or short-term maturities, in many cases overnight, and accordingly, their fair values are not materially affected by changes in interest rates.

The Company uses derivatives to modify the interest rate characteristics of its long- and short-term debt. The Company generally enters into interest rate swaps and other transactions designed to either convert its fixed-rate debt into floating-rate debt or otherwise hedge its exposure to changes in interest rates.




3.    FINANCIAL INSTRUMENTS

Financial instruments owned and financial instruments sold, but not yet purchased, consisting of the Company's proprietary trading inventories, at fair value, as of November 30, 2007 and 2006, were as follows:

(in millions)                                                                       2007              2006
---------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS OWNED, AT FAIR VALUE:
U.S. government and agency                                                    $         12,920   $       10,842
Other sovereign governments                                                                672            1,372
Corporate equity and convertible debt                                                   32,454           28,893
Corporate debt and other                                                                26,330           32,551
Mortgages, mortgage- and asset-backed                                                   46,141           39,893
Derivative financial instruments                                                        19,725           11,617
---------------------------------------------------------------------------------------------------------------------
                                                                              $        138,242   $      125,168
=====================================================================================================================


FINANCIAL INSTRUMENTS SOLD, BUT NOT YET PURCHASED, AT FAIR VALUE:
U.S. government and agency                                                    $          4,563   $       11,724
Other sovereign governments                                                              2,473            1,275
Corporate equity and convertible debt                                                   18,843           12,623
Corporate debt and other                                                                 4,373            4,451
Mortgages, mortgage- and asset-backed                                                       63              319
Derivative financial instruments                                                        13,492           11,865
---------------------------------------------------------------------------------------------------------------------
                                                                              $         43,807   $       42,257
=====================================================================================================================

As of November 30, 2007 and 2006, all financial instruments owned that were pledged to counterparties where the counterparty has the right, by contract or custom, to rehypothecate those securities are classified as "Financial Instruments Owned and Pledged as Collateral, at Fair Value" in the Consolidated Statements of Financial Condition.

Financial instruments sold, but not yet purchased, represent obligations of the Company to purchase the specified financial instrument at the then-current market price. Accordingly, these transactions result in off-balance-sheet risk as the Company's ultimate obligation to repurchase such securities may exceed the amount recognized in the Consolidated Statements of Financial Condition.

CONCENTRATION RISK

The Company is subject to concentration risk by holding large positions or committing to hold large positions in certain types of securities, securities of a single issuer (including governments), issuers located in a particular country or geographic area, or issuers engaged in a particular industry. Positions taken and commitments made by the Company, including underwritings, often involve substantial amounts and significant exposure to individual issuers and businesses, including non-investment-grade issuers. At November 30, 2007, the Company's most significant concentrations are related to United States government securities, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation agency mortgage-backed securities, which are included in the U.S. government and agency and mortgages, mortgage- and asset-backed inventory captions above. In addition, a substantial portion of the collateral held by the Company for reverse repurchase agreements consists of securities issued by the U.S. government and agencies.

FAIR VALUE MEASUREMENTS

On December 1, 2006, the Company adopted SFAS No. 157, "Fair Value Measurements." SFAS No. 157 applies to all financial instruments that are measured and reported on a fair value basis. This includes items currently reported in "Financial instruments owned, at fair value" and "Financial instruments sold, but not yet purchased, at fair value" on the Consolidated Statements of Financial Condition as well as financial instruments reported in "Other assets" and "Other liabilities" that are reported at fair value.



As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable firm inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded derivatives and listed equities. This category also includes financial instruments that are valued using alternative approaches but for which the Company typically receives independent external valuation information including U.S. Treasuries, other U.S. Government and agency securities and certain cash instruments such as money market funds and certificates of deposit.

Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including time value, yield curve, volatility factors, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Financial instruments in this category include sovereign debt, certain corporate equities, corporate debt, certain U.S. agency and non-agency mortgage-backed securities and non-exchange-traded derivatives such as interest rate swaps.

Level 3 is comprised of financial instruments whose fair value is estimated based on internally developed models or methodologies utilizing significant inputs that are generally less readily observable. Included in this category are distressed debt, non-performing mortgage-related assets, certain performing residential and commercial mortgage loans, certain mortgage- and asset-backed securities and residual interests, Chapter 13 and other credit card receivables from individuals, and complex derivative structures including long-dated equity derivatives.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to SFAS No. 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

Fair Value Measurements on a Recurring Basis as of November 30, 2007:


Balance as of
                                                                                                    Impact of      November 30,
(in millions)                                    Level 1           Level 2          Level 3          Netting           2007
---------------------------------------------------------------------------------------------------------------------------------
Financial Instruments Owned, at fair value
U.S. government and agency                    $        3,680    $       9,240    $           -    $           -    $      12,920
Other sovereign governments                                -              672                -                -              672
Corporate equity and convertible debt                 23,984            8,208              262                -           32,454
Corporate debt and other                                 447           21,315            4,568                -           26,330
Mortgages, mortgage- and asset-backed                      -           28,891           17,250                -           46,141
---------------------------------------------------------------------------------------------------------------------------------
  Total Non Derivative Trading Assets                 28,111           68,326           22,080                -          118,517
  Derivative financial instruments (1)                   928          157,370            2,331        (140,904)           19,725
---------------------------------------------------------------------------------------------------------------------------------
  Total Financial Instruments Owned,
    at fair value                                     29,039          225,696           24,411        (140,904)          138,242
Other Assets (2)                                         428            1,450            3,758                -            5,636
---------------------------------------------------------------------------------------------------------------------------------
Total Assets at fair value                    $       29,467    $     227,146    $      28,169    $   (140,904)    $     143,878
=================================================================================================================================



                                                                                                                   Balance as of
                                                                                                    Impact of      November 30,
(in millions)                                    Level 1           Level 2          Level 3          Netting           2007
---------------------------------------------------------------------------------------------------------------------------------
Financial Instruments Sold But Not Yet
Purchased, at fair value
  U.S. government and agency                  $      (4,563)    $           -    $           -    $           -    $     (4,563)
  Other sovereign governments                              -          (2,473)                -                -          (2,473)
  Corporate equity and convertible debt             (18,327)            (516)                -                -         (18,843)
  Corporate debt and other                                 -          (4,367)              (6)                -          (4,373)
  Mortgages, mortgage- and asset-backed                    -             (11)             (52)                -             (63)
---------------------------------------------------------------------------------------------------------------------------------
  Total Non Derivative Trading Liabilities          (22,890)          (7,367)             (58)                -         (30,315)
  Derivative financial instruments (1)                 (110)        (148,481)          (2,920)          138,019         (13,492)
---------------------------------------------------------------------------------------------------------------------------------
  Total Financial Instruments Sold But
    Not Yet Purchased, at fair value                (23,000)        (155,848)          (2,978)          138,019         (43,807)
Other Liabilities (3)                                   (96)          (7,588)          (1,254)                -          (8,938)
---------------------------------------------------------------------------------------------------------------------------------
Total Liabilities at fair value               $     (23,096)    $   (163,436)    $     (4,232)    $     138,019    $    (52,745)
=================================================================================================================================

(1) The derivatives trading inventory balances are reported on a gross basis by level with a corresponding adjustment for netting.

(2) Other assets includes certain items such as alternative investments, mortgage servicing rights, net assets of variable interest entities and mortgage securitizations that did not meet the criteria for sale treatment under SFAS No. 140.

(3) Other liabilities are primarily comprised of certain hybrid debt issuances accounted for at fair value as elected in accordance with SFAS No. 155.


As stated above SFAS No. 157 applies to all financial assets and liabilities that are reported on a fair value basis. These valuations are adjusted for various factors including credit risk. For applicable financial assets carried at fair value, the credit standing of the counterparties is analyzed and factored into the fair value measurement of those assets. SFAS No. 157 states that the fair value measurement of a liability must reflect the nonperformance risk of the entity. Therefore, the impact of credit standing as well as any potential credit enhancements (e.g. collateral) has been factored into the fair value measurement of both financial assets and liabilities.

The derivative financial instruments balances in the table above are reported on a gross basis by level with a netting adjustment presented separately in the "Impact of Netting" column. The Company often enters into different types of derivative contracts with a single counterparty and these contracts are covered under one ISDA master netting agreement. The fair value of the individual derivative contracts are reported gross in their respective levels based on the fair value hierarchy.

The following table provides a reconciliation of the beginning and ending balances for the major classes of assets and liabilities measured at fair value using significant unobservable inputs (Level 3):



Level 3 Financial Assets and Liabilities
Year Ended November 30, 2007


Changes in

                                                                                                                    Unrealized
                                                                                                                 Gains/(Losses)
                                                                                                                   relating to
                                      Beginning    Total Gains/    Purchases,                                      Assets and
                                    Balance as of    (Losses)      Issuances,      Transfers    Ending Balance  Liabilities held
                                     December 1,   (Realized and   Sales and       In/Out of    as of November  at the reporting
(in millions)                           2006        Unrealized)   Settlements       Level 3        30, 2007           date
----------------------------------------------------------------------------------------------------------------------------------
Non-Derivative Trading Assets       $      9,000   $     (1,891)  $     10,606   $      4,365   $     22,080    $     (1,016)
Non Derivative Trading Liabilities  $       (190)  $        (19)  $        451   $       (300)  $        (58)   $          2
Derivative Trading Inventory (Net)  $     (2,223)  $        375   $      1,435   $       (176)  $       (589)   $        584
Other Assets                        $      2,836   $       (391)  $        783   $        530   $      3,758    $       (934)
Other Liabilities                   $     (3,515)  $        201   $      1,603   $        457   $     (1,254)   $         43
----------------------------------------------------------------------------------------------------------------------------------

Non-Derivative Trading Assets and Liabilities

Realized and unrealized gains and losses on Level 3 assets and liabilities are primarily reported in "Principal transactions" revenues in the Consolidated Statements of Income. The Level 3 non-derivative trading assets reflect an unrealized loss related to the mortgage related inventory write-downs incurred during the fourth quarter of 2007. The Company manages its exposure on a portfolio basis and regularly engages in offsetting strategies in which financial instruments from one fair value hierarchy level are used to economically offset the risk of financial instruments in the same or different levels. Therefore, realized and unrealized gains and losses reported as Level 3 may be offset by gains or losses attributable to assets or liabilities classified in Level 1 or Level 2.

Derivative Trading Inventory (Net)

The net derivative trading inventory resulted in a gain for fiscal 2007. This gain was primarily driven by changes in interest rates and credit spreads related to the Company's interest rate and credit derivative products.

Transfers

The Company reviews the fair value hierarchy classifications on a monthly basis. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in/out of Level 3 at fair value in the month in which the changes occur.

During fiscal 2007, there were significant transfers into Level 3. The majority of these transfers related to mortgage and mortgage-related securities. The largest contributors to the transfers were to commercial loans, performing residential loans and investment grade CDOs. These transfers were primarily driven by the fact that there a significant reduction in observable trading activity for these instruments during the latter part of fiscal 2007.

4.    DERIVATIVES AND HEDGING ACTIVITIES

The Company, in its capacity as a dealer in over-the-counter derivative financial instruments and its proprietary market-making and trading activities, enters into transactions in a variety of cash and derivative financial instruments for proprietary trading and to manage its exposure to market and credit risk. These risks include interest rate, exchange rate, equity price and commodity price risk. Derivative financial instruments represent contractual commitments between counterparties that derive their value from changes in an underlying interest rate, currency exchange rate, index (e.g., Standard & Poor's 500 Index), reference rate (e.g., London Interbank Offered Rate, or LIBOR), or asset value referenced in the related contract. Some derivatives, such as futures contracts, certain options and index-referenced warrants, can be traded on an exchange. Other derivatives, such as interest rate and currency swaps, caps, floors, collars, swaptions, equity swaps and options, credit derivatives, structured notes and forward contracts, are negotiated in the over-the-counter markets. Derivatives generate both on- and off-balance-sheet risks depending on the nature of the contract. Generally, these financial instruments represent commitments or rights to exchange interest payment streams or currencies or to purchase or sell other securities at specific terms at specified future dates. Option contracts generally provide the holder with the right, but not the obligation, to purchase or sell a financial instrument at a specific price on or before an established date or dates. Financial instruments sold, but not yet purchased may result in market and/or credit risk in excess of amounts recorded in the Consolidated Statements of Financial Condition.

MARKET RISK

Derivative financial instruments involve varying degrees of off-balance-sheet market risk, whereby changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the underlying financial instruments may result in changes in the value of a particular financial instrument in excess of the amounts currently reflected in the Consolidated Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among and between financial instruments with off-balance-sheet risk, the Company's proprietary securities, futures and derivatives inventories as well as the volatility and liquidity in the markets in which the financial instruments are traded. The Company mitigates its exposure to market risk by entering into offsetting transactions, which may include over-the-counter derivative contracts or the purchase or sale of interest-bearing securities, equity securities, financial futures and forward contracts. In this regard, the utilization of derivative instruments is designed to reduce or mitigate market risks associated with holding dealer inventories or in connection with arbitrage-related trading activities.

DERIVATIVES CREDIT RISK

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. At any point in time, the Company's exposure to credit risk associated with counterparty non-performance is generally limited to the net replacement cost of over-the-counter contracts, net of the value of collateral held. Such financial instruments are reported at fair value on a net-by-counterparty basis pursuant to enforceable netting agreements. Exchange-traded financial instruments, such as futures and options, generally do not give rise to significant unsecured counterparty exposure due to margin requirements of the exchanges, as well as the Company's internal margin requirements, which may be greater than those prescribed by the individual exchanges. Options written by the Company generally do not give rise to counterparty credit risk since they obligate the Company (not its counterparty) to perform.

The Company has controls in place to monitor credit exposures by assessing the future creditworthiness of counterparties and limiting transactions with specific counterparties. The Company also seeks to control credit risk by following an established credit approval process, monitoring credit limits and requiring collateral where appropriate.

HEDGING ACTIVITY

To modify the interest rate characteristics of its long- and short-term debt, the Company also engages in non-trading derivatives activities. The Company has issued U.S. dollar-and foreign currency-denominated debt with both variable- and fixed-rate interest payment obligations. The Company has entered into interest rate swaps, primarily based on LIBOR, to convert fixed-rate interest payments on its debt obligations into variable-rate payments. In addition, for foreign currency debt obligations that are not used to fund assets in the same currency, the Company has entered into currency swap agreements that effectively convert the debt into U.S. dollar obligations. Such transactions are accounted for as fair value hedges.

These financial instruments are subject to the same market and credit risks as those that are traded in connection with the Company's market-making and trading activities. The Company has similar controls in place to monitor these risks. Interest rate swap agreements increased interest expense on the Company's long- and short-term debt obligations by $506 million and $376 million during the fiscal years ended November 30, 2007 and 2006, respectively and reduced interest expense on the Company's long- and short-term debt obligations by $115 million during the fiscal year ended November 30, 2005.

SFAS No. 133, as amended by SFAS No. 138 and SFAS No. 149, establishes accounting and reporting standards for stand-alone derivative instruments, derivatives embedded within other contracts or securities and for hedging activities. It requires that all derivatives, whether stand-alone or embedded within other contracts or securities be carried on the Company's Consolidated Statements of Financial Condition at fair value. SFAS No. 133 also requires the value of items designated as being fair value hedged to be adjusted for the risk being hedged, as defined in SFAS No. 133, provided that the intent to hedge is fully documented. Any resultant net change in value for both the hedging derivative and the hedged item for the risk being hedged is recognized in earnings immediately, such net effect being deemed the "ineffective" portion of the hedge. The gains and losses associated with the ineffective portion of the fair value hedges are included in "Principal transactions" revenues in the Consolidated Statements of Income. These amounts were immaterial for fiscal 2007, 2006 and 2005.

The Company also engages in non-trading derivative activities to manage commodity price risks resulting from exposures to changes in spot and forward prices in electricity and natural gas. The company actively manages these risks with exchange traded futures, swaps, OTC swaps and options. Certain of these transactions are accounted for as cash flow hedges as defined in SFAS No. 133 which requires the effective portion of the unrealized gain or loss on a derivative designated as a cash flow hedge, as defined in SFAS No. 133, to be reported in "Accumulated other comprehensive income" ("OCI") with the ineffective portion reported in `Principal transactions" revenues in the Consolidated Statements of Income. Amounts that are reported in OCI are reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of cash flow hedges was deemed immaterial for fiscal 2007.

The net loss on derivative instruments designated in cash flow hedging relationships recorded in OCI, net of tax, was $10 million at November 30, 2007, which represents the net change in fair value recorded in OCI in fiscal 2007. The net loss in OCI is expected to be reclassified into earnings as follows: $4 million in fiscal 2008 and the remaining $6 million of losses within five years.

5.    TRANSFERS OF FINANCIAL ASSETS AND LIABILITIES

SECURITIZATIONS

The Company is a market leader in mortgage-backed securitizations and other structured financing arrangements. In the normal course of business, the Company regularly securitizes commercial and residential mortgages, consumer receivables and other financial assets. Securitization transactions are generally treated as sales, provided that control has been relinquished. In connection with securitization transactions, the Company establishes special-purpose entities ("SPEs"), in which transferred assets, including commercial and residential mortgages, consumer receivables and other financial assets are sold to an SPE and repackaged into securities or similar beneficial interests. Transferred assets are recorded at fair value prior to securitization. The majority of the Company's involvement with SPEs relates to securitization transactions meeting the definition of a QSPE under the provisions of SFAS No. 140. Provided it has relinquished control over such assets, the Company derecognizes financial assets transferred in securitizations and does not consolidate the financial statements of QSPEs. For SPEs that do not meet the QSPE criteria, the Company uses the guidance in FIN No. 46 (R) to determine whether the SPE should be consolidated.

In connection with these securitization activities, the Company may retain interests in securitized assets in the form of senior or subordinated securities or as residual interests. Retained interests in securitizations are generally not held to maturity and typically are sold shortly after the settlement of a securitization. The weighted average holding period for retained interest positions in inventory at November 30, 2007 and 2006 was approximately 180 days and 150 days, respectively. These retained interests are included in "Financial instruments owned, at fair value" in the Consolidated Statements of Financial Condition and are carried at fair value. Consistent with the valuation of similar inventory, fair value is determined by broker-dealer price quotations and internal valuation pricing models that utilize variables such as yield curves, prepayment speeds, default rates, loss severity, interest rate volatilities and spreads. The assumptions used for pricing variables are based on observable transactions in similar securities and are further verified by external pricing sources, when available.

The Company's securitization activities are detailed below:

                                    Agency          Other Mortgage-
(in billions)                   Mortgage-Backed    and Asset-Backed     Total
--------------------------------------------------------------------------------
Total securitizations

   Fiscal 2007                      $ 23.0              $ 73.8         $  96.8
   Fiscal 2006                      $ 21.8              $ 99.3         $ 121.1
--------------------------------------------------------------------------------


The following table summarizes the Company's retained interests by rating as of November 30, 2007 and 2006:

                                                    November 30,    November 30,
(in billions)                                           2007            2006
--------------------------------------------------------------------------------
Retained Interests:
AAA rated Agency Mortgage-Backed                        $2.4            $1.5
AAA rated Other Mortgage-and Asset-Backed                2.7             1.5
--------------------------------------------------------------------------------
Total AAA rated                                         $5.1            $3.0
Other investment grade                                   1.6             1.3
Non-investment grade                                     1.3             1.3
--------------------------------------------------------------------------------
   Total retained interests                             $8.0            $5.6
================================================================================

The following table summarizes cash flows from securitization trusts related to securitization transactions during the fiscal years ended November 30, 2007 and 2006:

                                                              Agency          Other Mortgage-
(in millions)                                             Mortgage-Backed     and Asset-Backed          Total
---------------------------------------------------------------------------------------------------------------------
Cash flows received from retained interests
   Fiscal 2007                                                 $ 254               $ 748               $ 1,002
   Fiscal 2006                                                 $ 296               $ 760               $ 1,056
Cash flows from servicing
   Fiscal 2007                                                 $  1                $  68               $    69
   Fiscal 2006                                                 $  -                $  90               $    90
--------------------------------------------------------------------------------------------------------------------

The Company is an active market maker in mortgage-backed securities and therefore may retain interests in assets it securitizes, predominantly highly rated or government agency-backed securities. The models employed in the valuation of retained interests consider possible changes in prepayment speeds in response to changes in future interest rates, as well as potential credit losses. Prepayment speed changes are incorporated by calibrating the distribution of possible future interest rates to the observed levels of implied volatility in the market for interest rate options and generating the corresponding cash flows for the securities using prepayment models. Credit losses are considered through explicit loss models for positions exposed to significant default risk in the underlying collateral, and through option-adjusted spreads that also incorporate additional factors such as liquidity and model uncertainty for all positions. The models use discount rates that are based on the Treasury curve, plus the option-adjusted spread. Key points on the constant maturity Treasury curve at November 30, 2007 were 3.03% for 2-year Treasuries and 4.14% for 10-year Treasuries, and ranged from 3.03% to 4.47%. The weighted average spread was 116 basis points and 411 basis points for agency mortgage-backed securities and other mortgage- and asset-backed securities, respectively, at November 30, 2007.

Weighted average key economic assumptions used in measuring the fair value of retained interests in assets the Company securitized at November 30, 2007 were as follows:


                                                Agency         Other Mortgage-
                                           Mortgage-Backed     and Asset-Backed
--------------------------------------------------------------------------------
Weighted average life (years)                     5.7               2.8
Average prepayment speeds (annual rate)         7% - 39%          6% - 39%
Credit losses                                      -             0.5% - 49%
--------------------------------------------------------------------------------

The following hypothetical sensitivity analysis as of November 30, 2007 illustrates the potential adverse change in fair value of these retained interests due to a specified change in the key valuation assumptions. The interest rate changes represent a parallel shift in the Treasury curve. This shift considers the corresponding effect of other variables, including prepayments. The remaining valuation assumptions are changed independently. Retained interests in securitizations are generally not held to maturity and are typically sold shortly after the settlement of a securitization. The Company considers the current and expected credit profile of the underlying collateral in determining the fair value and periodically updates the fair value for changes in credit, interest rate, prepayment speeds and other pertinent market factors. Changes in portfolio composition, updates to loss and prepayment models, and changes in the level of interest rates and market prices for retained interests, can combine to produce significant changes in the sensitivities reported even if aggregate market values do not change significantly. Actual credit losses on retained interests have not been significant.


                                                Agency          Other Mortgage-
(in millions)                               Mortgage-Backed    and Asset-Backed
--------------------------------------------------------------------------------
Interest rates
   Impact of 50 basis point adverse change     $    (66)           $   (144)
   Impact of 100 basis point adverse change        (143)               (284)
--------------------------------------------------------------------------------
Prepayment speeds
   Impact of 10% adverse change                      (5)                (31)
   Impact of 20% adverse change                      (8)                (54)
--------------------------------------------------------------------------------
Credit losses
   Impact of 10% adverse change                     (10)               (222)
   Impact of 20% adverse change                     (19)               (408)
--------------------------------------------------------------------------------

The above table should be viewed with caution since the changes in a single variable generally cannot occur without changes in other variables or conditions that may counteract or amplify the effect of the changes outlined in the table. Changes in fair value based on adverse variations in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value is not usually linear. In addition, the table does not consider the change in fair value of offsetting positions, which would generally offset the changes detailed in the table, nor does it consider any corrective action that the Company may take in response to changes in these conditions. The impact of offsetting positions is not presented because these positions are established on a portfolio level and allocating the impact would not be practicable.

MORTGAGE SERVICING RIGHTS

In the normal course of business, the Company originates and purchases conforming and non-conforming, conventional fixed-rate and adjustable-rate residential mortgage loans and sells such loans to investors. In connection with these activities, the Company may retain MSRs that entitle the Company to a future stream of cash flows based on the contractual servicing fee. In addition, the Company may purchase and sell MSRs.

As of December 1, 2006, the Company adopted SFAS No. 156 and elected to carry its MSRs at fair value, with changes in fair value reported in earnings. Prior to December 1, 2006, the Company reported the MSRs on a lower of cost or market basis.

The determination of fair value of the Company's MSRs requires management judgment because they are not actively traded. The determination of fair value for MSRs requires valuation processes which combine the use of discounted cash flow models and extensive analysis of current market data to arrive at an estimate of fair value. The cash flow and prepayment assumptions used in the Company's discounted cash flow model are based on empirical data drawn from the historical performance of the Company's MSRs adjusted to reflect current market conditions, which the Company believes are consistent with assumptions used by market participants valuing similar MSRs. The key risks and therefore the key assumptions used in the valuation of MSRs include mortgage prepayment speeds, discount rates and constant default rates. These variables can, and generally will, change from quarter to quarter as market conditions and projected interest rates change. The Company mitigates the income statement effect of changes in fair value of MSRs by entering into offsetting economic transactions.



At November 30, 2007, the key economic assumptions and the sensitivity of the current fair value of MSRs to immediate changes in those assumptions were as follows:


(in millions)
--------------------------------------------------------------------------------
Fair value of MSRs                                                 $      833

Weighted average constant prepayment rate (CPR)                           14%

Impact on fair value of:
   10% adverse change                                              $      (33)
   20% adverse change                                                     (70)

Weighted average discount rate                                            13%

Impact on fair value of:
   10% adverse change                                              $      (26)
   20% adverse change                                                     (51)

Weighted average constant default rate (CDR)                               5%

Impact on fair value of:
   10% adverse change                                              $      (29)
   20% adverse change                                                     (58)

--------------------------------------------------------------------------------

The above table should be viewed with caution since the changes in a single variable generally cannot occur without changes in other variables or conditions that may counteract or amplify the effect of the changes outlined in the table. Changes in fair value based on adverse variations in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value is not usually linear. In addition, the table does not consider the change in fair value of offsetting positions, which would generally offset the changes detailed in the table, nor does it consider any corrective action that the Company may take in response to changes in these conditions. The impact of offsetting positions is not presented because these positions are established on a portfolio level and allocating the impact would not be practicable.


MSRs are included in "Other assets" on the Consolidated Statements of Financial Condition and are carried at fair value as of December 1, 2006, in accordance with SFAS No. 156. The Company's MSR activities for the fiscal year ended November 30, 2007 were as follows:


(in millions)                                                           2007
--------------------------------------------------------------------------------
Balance, beginning of year                                         $       502
Additions                                                                  351
Paydowns                                                                  (153)
Changes in fair value resulting from changes in valuation
  inputs/assumptions                                                       133
--------------------------------------------------------------------------------
Balance, end of year                                               $       833
================================================================================

The Company's MSR activities for the fiscal year ended November 30, 2006, carried at the lower of amortized cost or market, were as follows:

(in millions)                                                           2006
--------------------------------------------------------------------------------
Balance, beginning of year                                         $       431
Additions                                                                  366
Sales, net                                                                (109)
Amortization                                                              (188)
Recovery                                                                     2
--------------------------------------------------------------------------------
Balance, end of year                                               $       502
================================================================================

Changes in the MSR valuation allowance for the fiscal year ended November 30, 2006 were as follows:

(in millions)                                                           2006
--------------------------------------------------------------------------------
Balance, beginning of year                                         $       (11)
Recovery                                                                     2
--------------------------------------------------------------------------------
Balance, end of year                                               $        (9)
================================================================================

6.       VARIABLE INTEREST ENTITIES AND MORTGAGE LOAN SPECIAL PURPOSE ENTITIES

The Company regularly creates or transacts with entities that may be VIEs. These entities are an essential part of the Company's securitization, asset management and structured finance businesses. In addition, the Company purchases and sells financial instruments that may be variable interests. The Company follows the guidance in FIN No. 46 (R) and consolidates VIEs in which the Company is the primary beneficiary.

The Company may perform various functions, including acting as the seller, servicer, investor, structurer or underwriter in securitization transactions. These transactions typically involve entities that are considered to be QSPEs as defined in SFAS No. 140. QSPEs are exempt from the requirements of FIN No. 46
(R). For securitization vehicles that do not qualify as QSPEs, the holders of the beneficial interests have no recourse to the Company, only to the assets held by the related VIE. In certain of these VIEs, the Company could be determined to be the primary beneficiary through its ownership of certain beneficial interests, and would, therefore, be required to consolidate the assets and liabilities of the VIE.

The Company has mortgage securitizations that did not meet the criteria for sale treatment under SFAS No. 140, including transactions where the retained call option did not meet the definition of a clean up call under SFAS No. 140. As such, the Company continues to carry the assets and liabilities from these transactions on its Consolidated Statements of Financial Condition.

The Company acts as portfolio manager and/or underwriter in several collateralized debt obligation and collateralized loan obligation transactions. In these transactions, the Company establishes a trust that purchases a portfolio of assets and issues trust certificates that represent interests in the portfolio of assets. The holders of the trust certificates have recourse only to the underlying assets of the trusts and not to the Company's other assets. In addition, the Company may receive variable compensation for managing the portfolio and may also retain certain trust certificates. In certain of these transactions, these interests result in the Company becoming the primary beneficiary of these entities.

The Company establishes and operates funds for the benefit of its employees. These funds are considered to be VIEs of which the Company is the primary beneficiary.

The Company has made investments in entities that own power plants. Certain entities are VIEs of which the Company is the primary beneficiary.

The following table sets forth the Company's total assets and maximum exposure to loss associated with its significant variable interests in consolidated VIEs and securitizations that did not qualify for sale treatment. This information is presented based on principal business activity.


                                                   As of November 30, 2007             As of November 30, 2006
-------------------------------------------------------------------------------------------------------------------
                                                                                                         Maximum
                                                                   Maximum                               Exposure
                                                    VIE           Exposure             VIE               to Loss
(in millions)                                      Assets        to Loss (1)          Assets               (1)
-------------------------------------------------------------------------------------------------------------------
Mortgage Securitizations                         $    30,313     $     2,075      $    28,985        $         762
Collateralized Debt and Loan Obligations               2,150             297              685                   48
Employee Funds(2)                                        650             445              575                  355
Energy Investments                                       440             131                -                    -
-------------------------------------------------------------------------------------------------------------------
Total                                            $    33,553     $     2,948      $    30,245        $       1,165
-------------------------------------------------------------------------------------------------------------------

(1) Represents the fair value of the Company's interest in these entities.

(2) Maximum exposure to loss includes loans the Company has made to employees who participate in the funds, for which the Company is in a second loss position.

The Company also owns significant variable interests in several VIEs related to collateralized debt obligations and collateralized loan obligations for which the Company is not the primary beneficiary and therefore does not consolidate these entities. In aggregate, these VIEs had assets of approximately $11.5 billion and $14.8 billion at November 30, 2007 and 2006, respectively. At November 30, 2007 and 2006, the Company's maximum exposure to loss from these entities was approximately $112 million and $163 million, respectively, which represents the fair value of its interests and are included in "Financial instruments owned, at fair value" in the Consolidated Statements of Financial Condition.

The Company purchases and sells interests in entities that may be deemed to be VIEs in its market-making capacity in the ordinary course of business. As a result of these activities, it is reasonably possible that such entities may be consolidated or deconsolidated at various points in time. Therefore, the Company's variable interests included above may not be held by the Company in future periods.



7.    COLLATERALIZED FINANCING ARRANGEMENTS

The Company enters into secured borrowing and lending agreements to obtain collateral necessary to effect settlements, finance inventory positions, meet customer needs or re-lend as part of its dealer operations.

The Company receives collateral under reverse repurchase agreements, securities borrowing transactions, derivative transactions, customer margin loans and other secured lending activities. In many instances, the Company is also permitted by contract or custom to rehypothecate securities received as collateral. These securities may be used to secure repurchase agreements, enter into securities lending or derivative transactions or cover short positions.

At November 30, 2007 and 2006, the fair value of securities received as collateral by the Company that can be repledged, delivered or otherwise used was $280 billion and $286 billion, respectively. Of these securities received as collateral, those with a fair value of approximately $189 billion and $190 billion were delivered, repledged or otherwise used at November 30, 2007 and 2006, respectively.

The Company also pledges financial instruments owned to collateralize certain financing arrangements and permits the counterparty to pledge or rehypothecate the securities. These securities are recorded as "Financial instruments owned and pledged as collateral, at fair value" in the Consolidated Statements of Financial Condition. The carrying value of securities and other inventory positions owned that have been pledged or otherwise encumbered to counterparties where those counterparties do not have the right to sell or repledge was $65 billion and $42 billion at November 30, 2007 and 2006, respectively.



8.    SHORT-TERM BORROWINGS

The Company obtains unsecured short-term borrowings through the issuance of commercial paper, bank loans, medium term notes and other borrowings. In addition, the Company obtains secured short-term borrowings primarily through master notes and secured bank loans. A master note is an agreement under which a lender may make one or more loans to a borrower, the repayment obligation of which is reflected in a promissory note to the lender. In the case of secured master notes, these agreements are secured by collateral. The interest rates on such short-term borrowings reflect market rates of interest at the time of the transactions.

The Company's short-term borrowings at November 30, 2007 and 2006 consisted of the following:


(in billions)                                        2007             2006
--------------------------------------------------------------------------------
Unsecured borrowings:
Commercial paper                                  $        3.9    $        20.7
Bank loans                                                 3.1              1.7
Medium term notes                                          1.9              0.3
Other unsecured borrowings                                 2.7              3.1
--------------------------------------------------------------------------------
Total unsecured borrowings                                11.6             25.8
Secured borrowings                                        12.4              3.3
--------------------------------------------------------------------------------
Total short-term borrowings                       $       24.0    $        29.1
================================================================================

The effective weighted average interest rates for short-term borrowings were as follows:

Fiscal Years Ended
                                                       As of November 30,                       November 30,
----------------------------------------------------------------------------------------------------------------------------
                                                        2007        2006                2007        2006        2005
----------------------------------------------------------------------------------------------------------------------------
Commercial paper                                        4.67%      5.25%               5.34%       4.92%        3.28%
Bank loans and other borrowings                         4.90%      5.23%               5.19%       4.74%        3.33%
----------------------------------------------------------------------------------------------------------------------------

Committed Credit Facilities
---------------------------

The Company has a committed revolving credit facility ("Facility") totaling $4.0 billion, which permits borrowing on a secured basis by the Parent Company, BSSC, BSIL and certain other subsidiaries. The Facility also allows the Parent Company, BSIL and Bear Stearns International Trading Limited ("BSIT") to borrow up to $4.0 billion of the Facility on an unsecured basis. Secured borrowings can be collateralized by both investment-grade and non-investment-grade financial instruments as the Facility provides for defined advance rates on a wide range of financial instruments eligible to be pledged. The Facility contains financial covenants, the most significant of which require maintenance of specified levels of stockholders' equity of the Company and net capital of BSSC. The Facility terminates in February 2008, with all loans outstanding at that date payable no later than February 2009. The Company intends to renew the Facility at market available terms. There were no borrowings outstanding under the Facility at November 30, 2007.

The Company has a $1.5 billion committed revolving securities repo facility ("Repo Facility"), which permits borrowings secured by a broad range of collateral under a repurchase arrangement by the Parent Company, BSIL, BSIT and BSB and BS Forex. The Repo Facility contains financial covenants that require, among other things, maintenance of specified levels of stockholders' equity of the Company. The Repo Facility terminates in August 2008, with all repos outstanding at that date payable no later than August 2009. There were no borrowings outstanding under the Repo Facility at November 30, 2007.

The Company has a $350 million committed revolving credit facility ("Pan Asian Facility"), which permits borrowing on a secured basis by the Parent Company, BSSC, Bear Stearns Japan Limited ("BSJL"), and BSIL. The Pan Asian Facility contains financial covenants that require, among other things, maintenance of specified levels of stockholders' equity of the Company and net capital of BSSC. In December 2007, the Company renewed the Facility at a $350 million committed level with substantially the same terms. The Pan Asian Facility terminates in December 2008 with all loans outstanding at that date payable no later than December 2009. There were no borrowings outstanding under the Pan Asian Facility at November 30, 2007.

The Company has a $450 million committed revolving credit facility ("Tax Lien Facility"), which permits borrowing on a secured basis by the Parent Company, Plymouth Park Tax Services and Madison Tax Capital LLC. The Tax Lien Facility contains financial covenants that require, among other things, maintenance of specified levels of stockholders' equity of the Company. The Tax Lien Facility terminates in March 2008 with all loans outstanding at that date payable no later than March 2009. There were no borrowings outstanding under the Tax Lien Facility at November 30, 2007.

The Company also maintains a series of committed credit facilities, which permit borrowing on a secured basis, to support liquidity needs for the financing of investment-grade and non-investment-grade corporate loans, residential mortgages, commercial mortgages, listed options and whole loans. The facilities are expected to be drawn from time to time and expire at various dates, the longest of such periods ending in fiscal 2008. All of these facilities contain a term-out option of one year or more for borrowings outstanding at expiration. The banks providing these facilities are committed to provide up to an aggregate of approximately $6.7 billion. At November 30, 2007, the borrowings outstanding under these committed credit facilities were $4.9 billion.

9.       LONG-TERM BORROWINGS

The Company's long-term borrowings (which have original maturities of at least 12 months) at November 30, 2007 and 2006 consisted of the following:

(in billions)                                          2007             2006
--------------------------------------------------------------------------------
Fixed-rate notes due 2008 to 2047:
   U.S. dollar-denominated (1) (2)                  $     19.8       $     15.3
   Non-U.S. dollar-denominated                             8.9              7.3
Floating rate notes due 2008 to 2046:
   U.S. dollar-denominated                                21.9             16.5
   Non-U.S. dollar-denominated                             9.4              6.7
Index/equity/credit-linked notes:
   U.S. dollar-denominated                                 2.5              2.8
   Non-U.S. dollar-denominated                             6.0              6.0
--------------------------------------------------------------------------------
Total long-term borrowings                          $     68.5       $     54.6
================================================================================

Amounts include fair value adjustments in accordance with SFAS No. 133, hybrid financial instruments accounted for at fair value as elected under SFAS No. 155, as well as $263 million of junior subordinated deferrable interest debentures ("Debentures"). The Debentures will mature on May 15, 2031; however, effective May 15, 2006, the Company, at its option, may redeem the Debentures. The Debentures are reflected in the table at their contractual maturity dates.

(1) At November 30, 2007 and 2006, U.S. dollar-denominated fixed-rate notes were at interest rates ranging from 2.7% to 7.7% and from 1.0% to 7.5%, respectively.

(2) Included in U.S. dollar-denominated fixed rate notes at November 30, 2007 and 2006 were $1.0 billion of Subordinated Global Notes due January 22, 2017 that have an annual interest rate of 5.5%, which rank junior in right of payment to all of the Company's senior indebtedness.

The Company has entered into interest rate swaps and other transactions to convert its fixed-rate notes into floating rates based on LIBOR. For floating-rate notes that are not based on LIBOR, the Company has generally entered into interest rate swaps and other transactions to convert them into floating rates based on LIBOR. Index/equity-linked borrowings include various structured instruments whose payments and redemption values are linked to the performance of a specific index (e.g., Dow Jones Industrial Average), a basket of stocks or a specific equity security. To minimize the exposure resulting from movements in the underlying equity position or index, the Company has entered into various equity swap contracts. Credit-linked notes include various structured instruments whose payments and redemption values are linked to the performance of a basket of credit products, an index or an individual security. To minimize exposure to these instruments, the Company has entered into swaps that pay the performance of the underlying security or index.

The effective weighted average interest rates for long-term borrowings, after giving effect to the swaps, were as follows:


--------------------------------------------------------------------------------
                              As of November             Fiscal Year Ended
                                    30,                    November 30,
--------------------------------------------------------------------------------
                               2007    2006           2007      2006      2005
--------------------------------------------------------------------------------
Fixed-rate notes              5.51%    5.77%         5.89%      5.47%    3.59%
Floating-rate notes           5.14%    5.50%         5.57%      5.19%    3.56%
--------------------------------------------------------------------------------

The Company's long-term borrowings at November 30, 2007 mature as follows:


                            U.S. Dollar                     Non-U.S. Dollar
                    -------------------------------   -------------------------------
                                          Index/                             Index/
                                          Equity/                           Equity/
                      Fixed    Floating   Credit        Fixed    Floating    Credit
(in millions)          Rate       Rate     Linked        Rate       Rate      Linked       Total
---------------------------------------------------------------------------------------------------
FISCAL YEAR
2008                  $ 2,367  $  5,376     $  622       $  389     $  253    $  579       $ 9,586
2009                      799     7,239        794          976      2,258     1,399        13,465
2010                    2,976     4,083        321        1,622        395     1,033        10,430
2011                      931     2,420        365        1,327        245     1,428         6,716
2012                    4,152     1,138        253        1,903      1,446       350         9,242
Thereafter              8,587     1,631        138        2,730      4,852     1,161        19,099
---------------------------------------------------------------------------------------------------
Total                 $19,812  $21,887      $2,493       $8,947     $9,449    $5,950       $68,538
===================================================================================================

Included in fiscal 2009 are approximately $996 million of floating-rate notes that are redeemable prior to maturity at the option of the noteholder. These notes contain certain provisions that effectively enable noteholders to put these notes back to the Company and, therefore, are reflected in the table at the date such notes first become redeemable. The final maturity dates of these notes are during fiscal 2009, 2010 and 2011.

Instruments governing certain indebtedness of the Company contain various financial covenants, including maintenance of minimum levels of stockholders' equity of the Company. At November 30, 2007, the Company was in compliance with all covenants contained in these debt agreements.

10.   PREFERRED STOCK

PREFERRED STOCK ISSUED BY THE BEAR STEARNS COMPANIES INC.

The Company is authorized to issue a total of 10 million shares of preferred stock at par value of $1.00 per share. At November 30, 2007, the Company has 1,758,106 shares issued and outstanding under various series as described below. All preferred stock has a dividend preference over the Company's common stock in the paying of dividends and a preference in the liquidation of assets.

The Company has outstanding 3,272,450 depositary shares representing 818,113 shares of Cumulative Preferred Stock, Series E ("Series E Preferred Stock"), having an aggregate liquidation preference of $164 million as of November 30, 2007. Each depositary share represents a one-fourth interest in a share of Series E Preferred Stock. Dividends on the Series E Preferred Stock are payable at an annual rate of 6.15%. Series E Preferred Stock is redeemable at the option of the Company at any time on or after January 15, 2008, in whole or in part, at a redemption price of $200 per share (equivalent to $50 per depositary share), plus accrued but unpaid dividends to the redemption date. During the fiscal year ended November 30, 2007, the Company redeemed and retired 75,800 depositary shares.

The Company has outstanding 1,715,300 depositary shares representing 428,825 shares of Cumulative Preferred Stock, Series F ("Series F Preferred Stock"), having an aggregate liquidation preference of $86 million as of November 30, 2007. Each depositary share represents a one-fourth interest in a share of Series F Preferred Stock. Dividends on the Series F Preferred Stock are payable at an annual rate of 5.72%. Series F Preferred Stock is redeemable at the option of the Company at any time on or after April 15, 2008, in whole or in part, at a redemption price of $200 per share (equivalent to $50 per depositary share), plus accrued but unpaid dividends to the redemption date. During the fiscal year ended November 30, 2007, the Company redeemed and retired 74,900 depositary shares.

The Company has outstanding 2,044,675 depositary shares representing 511,169 shares of Cumulative Preferred Stock, Series G ("Series G Preferred Stock"), having an aggregate liquidation preference of $102 million as of November 30, 2007. Each depositary share represents a one-fourth interest in a share of Series G Preferred Stock. Dividends on the Series G Preferred Stock are payable at an annual rate of 5.49%. Series G Preferred Stock is redeemable at the option of the Company at any time on or after July 15, 2008, in whole or in part, at a redemption price of $200 per share (equivalent to $50 per depositary share), plus accrued but unpaid dividends to the redemption date. During the fiscal year ended November 30, 2007, the Company did not redeem or retire depositary shares.

PREFERRED STOCK ISSUED BY SUBSIDIARIES

Bear Stearns Capital Trust III ("Capital Trust III"), a wholly owned subsidiary of the Company, has issued $263 million (10,500,000 shares) of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities ("Preferred Securities"). The Preferred Securities are fixed-rate securities, which have a liquidation value of $25 per security. Holders of the Preferred Securities are entitled to receive quarterly preferential cash distributions at an annual rate of 7.8% through May 15, 2031. The proceeds of the issuance of the Preferred Securities were used to acquire junior subordinated deferrable interest debentures ("Debentures") issued by the Company. The Debentures have terms that correspond to the terms of the Preferred Securities and are the sole assets of Capital Trust III. The Preferred Securities will mature on May 15, 2031. Effective May 15, 2006, the Preferred Securities became redeemable at the Company's option at their principal amounts plus accrued distributions.

In accordance with FIN No. 46 (R), the Company has deconsolidated Capital Trust
III. As a result, the Debentures issued by the Company to Capital Trust III are included within long-term borrowings at November 30, 2007 and 2006. The $263 million of Preferred Securities issued by Capital Trust III are still outstanding, providing the funding for such Debentures. The Preferred Securities issued by Capital Trust III are no longer included in the Company's Consolidated Statements of Financial Condition.



11.   EARNINGS PER SHARE

Basic EPS is computed by dividing net income applicable to common shares, adjusted for costs related to vested shares under the CAP Plan, as well as the effect of the redemption of preferred stock, by the weighted average number of common shares outstanding. Common shares outstanding includes vested units issued under certain stock compensation plans, which will be distributed as shares of common stock. Diluted EPS includes the determinants of Basic EPS and, in addition, gives effect to dilutive potential common shares related to stock compensation plans.

The computations of Basic and Diluted EPS for the fiscal years ended November 30, 2007, 2006 and 2005 are set forth below:

---------------------------------------------------------------------------------------------------------------
(in millions, except per share amounts)                           2007             2006              2005
---------------------------------------------------------------------------------------------------------------
Net income                                                    $      233       $       2,054      $     1,462
Preferred stock dividends                                            (21)                (21)             (24)
Income adjustment (net of tax) applicable to deferred
  compensation arrangements-vested shares                              7                  47               50
---------------------------------------------------------------------------------------------------------------
Net earnings used for basic EPS                                      219               2,080            1,488
Income adjustment (net of tax) applicable to deferred
  compensation arrangements-non-vested shares                          4                  41               32
---------------------------------------------------------------------------------------------------------------
Net earnings used for diluted EPS                             $      223       $       2,121      $     1,520
===============================================================================================================

Total basic weighted average common
  shares outstanding (1)                                             130                 132              130
---------------------------------------------------------------------------------------------------------------
Effect of dilutive securities:
  Employee stock options                                               5                   6                4
  CAP and restricted units                                            11                  11               13
---------------------------------------------------------------------------------------------------------------
Dilutive potential common shares                                      16                  17               17
---------------------------------------------------------------------------------------------------------------
Weighted average number of common shares
  outstanding and dilutive potential common shares                   146                 149              147
===============================================================================================================

Basic EPS                                                     $     1.68       $       15.79      $     11.42
Diluted EPS                                                   $     1.52       $       14.27      $     10.31
===============================================================================================================

(1) Includes approximately 13 million, 13 million and 18 million vested units for the fiscal years ended November 30, 2007, 2006 and 2005, respectively, issued under certain employee stock compensation plans, which will be distributed as shares of common stock.

12.   EMPLOYEE BENEFIT PLAN

The Company has a qualified non-contributory profit sharing plan covering substantially all employees. Contributions are made at the discretion of management in amounts that relate to the Company's level of income before provision for income taxes. The Company's expense related to the profit sharing plan for the fiscal years ended November 30, 2007, 2006 and 2005 was $3 million, $45 million and $37 million, respectively.

13.   STOCK COMPENSATION PLANS

The Company has various stock compensation plans designed to increase the emphasis on stock-based incentive compensation and align the compensation of its key employees with the long-term interests of stockholders. As discussed in Note 1, "Summary of Significant Accounting Policies," effective December 1, 2005, the Company adopted SFAS No. 123 (R) using the modified prospective application method. Stock-based compensation cost is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite service period. Beginning in fiscal 2007, the requisite service period was changed to align with the vesting schedule for the Company's stock-based incentive plans (in line with industry practice and the Company's retention strategy). As a result of this change, compensation cost for fiscal 2007 was less than the amount that would have been recognized had the Company not changed the requisite service period. The compensation cost that has been charged against income for the Company's stock compensation plans was $30 million, $848 million and $650 million for the fiscal years ended November 30, 2007, 2006 and 2005, respectively. The total income tax benefit recognized in the income statement for stock-based compensation arrangements was $13 million, $357 million and $273 million for fiscal years ended November 30, 2007, 2006 and 2005, respectively.

The Company concluded that under SFAS No. 123 (R), the grant date for stock-based compensation awards is the date the awards are approved by the Company's Compensation Committee. The Compensation Committee approved the 2007 stock-based compensation awards in December 2007 following the end of the Company's 2007 fiscal year. In years prior to fiscal 2006, stock-based compensation granted in December was included in stockholders' equity at November year end. The Company's stock-based compensation plans are summarized below.

STOCK REPURCHASE PROGRAM

The Company intends to offset the potentially dilutive impact of the annual grants by purchasing common stock throughout the year in open market and private transactions. On December 13, 2006, the Board of Directors of the Company approved an amendment to the Stock Repurchase Program ("Repurchase Program") to replenish the previous authorization in order to allow the Company to purchase up to $2.0 billion of common stock in fiscal 2007 and beyond. In addition, on September 18, 2007, the Board of Directors approved an amendment to the Repurchase Program authorizing the purchase of up to $2.5 billion of common stock in fiscal 2007 and beyond. The amendment supersedes the previous $2.0 billion authorization. The Company expects to utilize the repurchase authorization to offset the dilutive impact of annual share awards. The Company may, depending upon price and other factors, repurchase additional shares in excess of that required for annual share awards. The Company's policy is to issue shares out of treasury upon share option exercise or share unit conversion.

CAPITAL ACCUMULATION PLAN

Pursuant to the CAP Plan, certain key executives receive a portion of their total annual compensation in the form of CAP units. The number of CAP units credited is a function of the dollar amount awarded to each participant and the closing fair market value of the Company's common stock on the date the award is granted. The CAP units awarded under the CAP Plan are subject to vesting and convert to common stock after five years. CAP units granted in each of the periods presented contain selling restrictions subsequent to the vesting date. Holders of CAP units may forfeit ownership of a portion of their award if employment is terminated before the end of the vesting period. The total number of CAP units that may be issued under the CAP Plan during any fiscal year may not exceed 15% of the sum of issued and outstanding shares of common stock and CAP units outstanding determined as of the last day of the current fiscal year.

Beginning with the December 2007 grant, the Company measured compensation cost based on the market price of the Company's common stock on grant date less a discount for post-vesting restrictions. The discount of approximately 5% - 6% per year, was derived based on short forward hedging models and market based pricing as well as academic research. For CAP units granted prior to December 2007, the Company measured compensation cost based on the market value of the Company's common stock at the grant date.

Each CAP unit gives the participant an unsecured right to receive, on an annual basis, an amount equal to the Company's pre-tax income per share, as defined by the CAP Plan, less net income per share, as defined by the CAP Plan, plus dividends per share ("earnings adjustment"), subject to certain limitations. The earnings adjustment will be credited to each participant's deferred compensation account in the form of additional CAP units, based on the number of CAP units in such account at the end of each fiscal year. The number of CAP units credited depends on the amount awarded to each participant and the average per share cost of common stock acquired by the Company. On completion of the five-year deferral period, participants are entitled to receive shares of common stock equal to the number of CAP units then credited to their respective deferred compensation accounts. Amounts recognized attributable to CAP units with respect to the earnings adjustment are recorded in "Other Expenses" in the Consolidated Statements of Income.

Beginning with the December 2007 grant, the requisite service period was changed to align with the vesting schedule for the CAP units and, as a result, there was no expense associated with the 2007 grants. During the fiscal years ended November 30, 2006 and 2005, the Company expensed $545 million and $363 million, respectively, attributable to CAP units granted to participants for each of those years. In addition, during the fiscal years ended November 30, 2007, 2006 and 2005, the Company recognized expense of $18 million, $154 million and $144 million, respectively, attributable to CAP units with respect to the earnings adjustment. Awards allocated pursuant to the CAP Plan are credited to participants' deferred compensation accounts in the form of CAP units and are included in stockholders' equity. During the fiscal years ended November 30, 2007, 2006 and 2005, the Company recognized total compensation expense, net of forfeitures, related to the CAP plan, of ($25) million, $528 million and $353 million, respectively.

For awards granted in December 2007, there was $426 million of total unrecognized compensation cost related to these awards, which is expected to be amortized over a weighted average period of approximately 2.3 years.


RESTRICTED STOCK UNIT PLAN

The Restricted Stock Unit Plan ("RSU Plan") provides for a portion of certain key employees' compensation to be granted in the form of restricted stock units ("RSUs"), with allocations made to participants' deferred compensation accounts. Under the RSU Plan, RSUs granted to employees generally vest over three years and generally convert to common stock within four years. Such units are restricted from sale, transfer or assignment until the end of the restriction period. RSU's granted in each of the periods presented contain selling restrictions subsequent to the vesting date. Holders of RSUs generally may forfeit ownership of a portion of their award if employment is terminated before the end of the vesting period. Holders of RSUs are entitled to receive a dividend in the form of additional RSUs, based on dividends declared on the Company's common stock. The total number of RSUs that may be granted under the RSU Plan may not exceed 25,000,000. As of November 30, 2007, the total number of RSUs outstanding was 6,725,447.

Beginning with the December 2007 grant, the Company measured the compensation cost based on the market price of the Company's common stock on grant date less a discount for post-vesting restrictions. The discount of approximately 5% - 6% per year, was derived based on short forward hedging models and market based pricing as well as academic research. For RSUs granted prior to December 2007, the Company measured compensation cost based on the market value of the Company's common stock at the grant date.

During the fiscal years ended November 30, 2007, 2006 and 2005, the Company recognized compensation expense of $19 million, $201 million and $135 million, respectively, related to awards granted to participants in each of those years. During the fiscal years ended November 30, 2007, 2006 and 2005, the Company recognized total compensation expense related to the RSU Plan of $46 million, $218 million and $174 million, respectively.

As of November 30, 2007, there was $186 million of total unrecognized compensation cost related to stock-based compensation granted under the RSU Plan which is expected to be recognized over a weighted average period of approximately 3.3 years. For awards granted in December 2007, $176 million of unrecognized compensation cost related to these awards is expected to be recognized over a weighted average period of approximately 3.1 years.

STOCK AWARD PLAN

Pursuant to the Stock Award Plan, certain key employees are given the opportunity to acquire common stock through the grant of options. Stock options generally have a 10-year expiration. The total number of stock options that may be issued under the Stock Award Plan may not exceed 45,000,000. As of November 30, 2007, the total number of stock options under the Stock Award Plan outstanding was 19,390,856.


The Company awarded approximately $3 million, $89 million and $108 million of employee stock options in fiscal 2007, 2006 and 2005, respectively, of which approximately $1 million, $89 million and $99 million were expensed in fiscal 2007, 2006 and 2005, respectively. Unvested awards granted are expensed over the future vesting periods, generally over three years. In fiscal 2007, 2006 and 2005, the Company recognized total compensation expense related to stock options of $10 million, $102 million and $123 million, respectively.

Fair value was estimated at grant date based on a modified Black-Scholes option-pricing model. The weighted average fair value of options granted relating to the fiscal years ended November 30, 2007, 2006 and 2005 was $24.03, $45.83 and $26.50 per option, respectively. These amounts reflect adjustments for vesting requirements and potential maturity shortening. Estimates of fair value are not intended to predict the value ultimately realized by employees who receive equity awards and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

The total intrinsic value of options exercised during the years ended November 30, 2007, 2006 and 2005 was $151 million, $247 million and $149 million, respectively. The total cash received from employees as a result of stock option exercises for the years ended November 30, 2007, 2006 and 2005 was approximately $162 million, $290 million and $202 million, respectively. In connection with these exercises, the tax benefits realized by the Company for the years ended November 30, 2007, 2006 and 2005 were $55 million, $90 million and $59 million, respectively.

The grant date fair value was estimated based on a modified Black-Scholes option pricing model using the following assumptions:


--------------------------------------------------------------------------------
                                                 2007        2006        2005
--------------------------------------------------------------------------------
Risk-free interest rate(1)                        3.58%       4.57%       4.46%
Expected option life(2)                         5 years     5 years     5 years
Expected stock price volatility(3)                  28%         26%         21%
Dividend yield                                    1.42%       0.68%       0.90%
--------------------------------------------------------------------------------

(1) Represents the interest rate of the five-year U.S. Treasury note.

(2) The expected option life is the number of years that the Company estimates, based on history, that options will be outstanding prior to exercise or forfeiture.

(3) The Company's estimates of expected volatility are principally based on implied volatility of the Company's common stock and other relevant factors.

NON-EMPLOYEE DIRECTORS' STOCK OPTION AND STOCK UNIT PLAN

Pursuant to the Non-Employee Directors' Stock Option and Stock Unit Plan ("Directors' Plan"), members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") may be granted stock options or RSUs. Non-Employee Directors may elect to exchange a portion of their annual cash retainer paid by the Company for services rendered as a director, for stock options or RSUs. Stock options and RSUs issued under the plan generally vest six months after the date of issuance and stock options have a 10-year expiration. The total number of stock options and RSUs combined that may be issued under the Directors' Plan may not exceed 300,000. As of November 30, 2007, the total number of stock options and RSUs outstanding was 101,580, and 24,674, respectively. During the fiscal years ended November 30, 2007, 2006 and 2005, the Company recognized expense of $0.3 million, $2 million and $1 million, respectively, related to these awards.

SUMMARY OF ALL STOCK UNIT AND OPTION ACTIVITY

The following is a summary of CAP units and RSUs outstanding:

----------------------------------------------------------------------------------------------------------------------------
                                                                Weighted Average Fair                    Weighted Average
                                                CAP Units               Value               RSUs            Fair Value
----------------------------------------------------------------------------------------------------------------------------

Balance, November 30, 2006                       18,525,655    $                86.49      6,976,588    $             87.63

Granted(1)                                        3,412,043    $               164.82      2,041,497                 157.21

Forfeited                                         (190,910)    $               139.91      (368,660)                 110.37

Distributed                                     (3,557,908)    $                67.68    (1,899,304)                  68.30
----------------------------------------------------------------------------------------------------------------------------

Balance, November 30, 2007                       18,188,880    $               104.34      6,750,121                 112.53
============================================================================================================================

(1) The weighted average grant-date fair value for CAP units and RSUs combined was $161.87, $132.01 and $112.01 for fiscal years ended November 30, 2007, 2006 and 2005.

Note: In December 2007, the Company granted 6,093,917 and 1,992,257 CAP units and RSUs, respectively, at an average market price of $89.95. In addition, in December 2007, 3,996,173 and 1,497,992 CAP units and RSUs, respectively, were converted into common shares and distributed to participants. The award grants and distributions made in December 2007 are not reflected in the table above.

Activity with respect to stock options for the fiscal year ended November 30, 2007 is presented below:

--------------------------------------------------------------------------------
                                                         2007
--------------------------------------------------------------------------------
                                                              Weighted Average
                                         Number of Shares      Exercise Price
--------------------------------------------------------------------------------
Beginning balance                            19,840,381              $  78.39
Granted                                       1,907,803              $ 164.92
Exercised                                    (2,153,989)             $  74.42
Forfeited                                      (101,759)             $ 134.22
Ending balance                               19,492,436(1)           $  86.75
================================================================================

Note: In December 2007, the Company granted 34,807 options with an exercise price of $89.95. These option grants are not reflected in the table above.

(1) At November 30, 2007, 18,303,886 stock options were exercisable with a weighted average exercise price of $85.22 and had an average remaining contractual life of 5.9 years. The aggregate intrinsic value for options outstanding and options exercisable as of November 30, 2007 was $432.0 million and $431.9 million respectively.

Information for the Company's stock options as of November 30, 2007 is presented in the following table:


                                        Options Outstanding
------------------------------------------------------------------------
                                                              Average
                                                Weighted     Remaining
                                                 Average    Contractual
                               Number           Exercise       Life
Range of Exercise Prices     Outstanding         Price        (Years)
------------------------------------------------------------------------
$35.00-$49.99                  3,271,833            $47.17      2.8
$50.00-$64.99                  4,415,195            $60.40      4.5
$65.00-$79.99                  3,325,440            $73.73      6.0
$80.00-$94.99                     19,764            $87.82      6.6
$95.00-$109.99                 3,486,580           $102.63      7.1
$110.00-$124.99                3,082,553           $116.50      8.1
$125.00-$139.99                   30,886           $136.23      6.5
$140.00-$166.00                1,860,185           $164.94      8.9
------------------------------------------------------------------------
Total                         19,492,436            $86.75      5.9

14.   CUSTOMER ACTIVITIES

CUSTOMER CREDIT RISKS

The Company's clearance activities for both clearing clients and customers (collectively, "customers"), involve the execution, settlement and financing of customers' securities and futures transactions. Customers' securities activities are transacted on either a cash or margin basis, while customers' futures transactions are generally transacted on a margin basis subject to exchange regulations.

In connection with the customer clearance activities, the Company executes and clears customer transactions involving the short sale of securities ("short sales"), entering into futures transactions and the writing of option contracts. Short sales require the Company to borrow securities to settle customer short sale transactions and, as such, these transactions may expose the Company to loss if customers are unable to fulfill their contractual obligations and customers' collateral balances are insufficient to fully cover their losses. In the event customers fail to satisfy their obligations, the Company may be required to purchase financial instruments at prevailing market prices in order to fulfill the customers' obligations.

The Company seeks to control the risks associated with its customers' activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels and, pursuant to such guidelines, may require customers to deposit additional cash or collateral, or to reduce positions, when deemed necessary. The Company also establishes credit limits for customers engaged in futures activities and monitors credit compliance. Additionally, with respect to the Company's correspondent clearing activities, introducing correspondent firms generally guarantee the contractual obligations of their customers. Further, the Company seeks to reduce credit risk by entering into netting agreements with customers, which permit receivables and payables with such customers to be offset in the event of a customer default.

In connection with the Company's customer financing and securities settlement activities, the Company may pledge customers' securities as collateral to satisfy the Company's exchange margin deposit requirements or to support its various secured financing sources such as bank loans, securities loaned and repurchase agreements. In the event counterparties are unable to meet their contractual obligations to return customers' securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices to satisfy its obligations to such customers. The Company seeks to control this risk by monitoring the market value of securities pledged and by requiring adjustments of collateral levels in the event of excess exposure. Moreover, the Company establishes credit limits for such activities and monitors credit compliance.

CONCENTRATIONS OF CREDIT RISKS

The Company is engaged in providing securities processing services to a diverse group of individuals and institutional investors, including affiliates. A substantial portion of the Company's transactions is collateralized and is executed with, or made on behalf of, institutional investors, including other brokers and dealers, commercial banks, insurance companies, pension plans, mutual funds, hedge funds and other financial institutions. The Company's exposure to credit risk, associated with the nonperformance of customers in fulfilling their contractual obligations pursuant to securities and futures transactions, can be directly affected by volatile or illiquid trading markets, which may impair customers' ability to satisfy their obligations to the Company. The Company attempts to minimize credit risk associated with these activities by monitoring customers' credit exposure and collateral values and requiring, when deemed necessary, additional collateral to be deposited with the Company.

From time to time, the Company enters into large financing commitments. During fiscal 2007, the Company led a syndicate that underwrote a large commercial mortgage loan to finance the acquisition of Hilton Hotels Corporation by certain affiliates of The Blackstone Group L.P. including Blackstone Real Estate Partners VI, L.P. as well as certain minority investors. As of November 30, 2007, the Company had advanced approximately $4.6 billion. The Company has sold a portion of the loan and intends to further reduce its remaining position.

In the ordinary course of business, the company manages the risk of derivatives and other businesses through dealer-to-dealer transactions with other large, highly rated global financial institutions. As a result, the Company is exposed to risk of non-performance on counterparty contracts with such dealers. The Company seeks to mitigate risk of loss through independent assessment of the financial condition of dealers and the collection of collateral to fully or partially secure exposure on a mark-to-market basis. Nonetheless, periods of severe volatility and illiquidity expose the market to potential systemic stress and heightened exposure and risk of default of one or more counterparties.

The Company has entered into a variety of transactions and acquired inventory positions that rely in part on financial guaranties provided by monoline credit insurance entities. The Company's exposure to one such entity, resulting from the purchase of credit default protection on structured asset-backed and corporate credit positions, was fully reserved as of November 30, 2007. In general, the Company has limited its unsecured credit extensions to monoline insurance counterparties. As a result, the Company's direct exposure to non-performance by any of the remaining large monoline insurance companies is not material.

A significant portion of the Company's securities processing activities includes clearing transactions for hedge funds, brokers and dealers and other professional traders, including affiliates. Due to the nature of these operations, which may include significant levels of credit extension such as leveraged purchases, short selling and option writing, the Company may incur credit exposure should these customers be unable to meet their commitments. In addition, the Company may be subject to concentration risk through providing margin to those customers holding large positions in certain types of securities, securities of a single issuer, including sovereign governments, issuers located in a particular country or geographic area or issuers engaged in a particular industry, where the Company receives such large positions as collateral. The Company seeks to control these risks by monitoring margin collateral levels for compliance with both regulatory and internal guidelines. Additional collateral is obtained when necessary. To further control these risks, the Company has developed automated risk control systems that analyze the customers' sensitivity to major market movements. The Company will require customers to deposit additional margin collateral, or to reduce positions if it is determined that customers' activities may be subject to above-normal market risk.

The Company acts as a clearing broker for substantially all of the customer and proprietary securities and futures activities of its affiliates on either a fully disclosed or omnibus basis. Such activities are conducted on either a cash or margin basis. The Company requires its affiliates to maintain margin collateral in compliance with various regulatory guidelines. The Company monitors required margin levels and requests additional collateral when deemed appropriate.

15.   INCOME TAXES

The Company and certain of its subsidiaries file a U.S. consolidated federal income tax return. The (benefit) provision for income taxes for the fiscal years ended November 30, 2007, 2006 and 2005 consisted of the following:

--------------------------------------------------------------------------------
(in millions)                                     2007        2006      2005
--------------------------------------------------------------------------------
CURRENT:
Federal                                         $    (72)  $    806   $    449
State and local                                       (6)       182         59
Foreign                                               71        190        124
--------------------------------------------------------------------------------
Total current                                         (7)     1,178        632
--------------------------------------------------------------------------------
DEFERRED:
Federal                                              (81)       (47)        94
State and local                                       28         (1)        35
Foreign                                               20        (37)       (16)
--------------------------------------------------------------------------------
Total deferred                                       (33)       (85)       113
--------------------------------------------------------------------------------
Total (benefit) provision for income taxes      $    (40)    $1,093      $ 745
================================================================================

As of November 30, 2007, the Company had approximately $1.5 billion in accumulated earnings permanently reinvested overseas. If such income were repatriated, additional federal income tax (net of available tax credits) at current tax rates would be approximately $303 million.

Significant components of the Company's deferred tax assets (liabilities) as of November 30, 2007 and 2006 were as follows:

--------------------------------------------------------------------------------
(in millions)                                             2007         2006
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Deferred compensation                                  $    1,276   $    1,213
Liability reserves and valuation adjustments                   83          108
Unrealized loss                                                17           36
Partnerships                                                  202           61
Other                                                         171          170
--------------------------------------------------------------------------------
Total deferred tax assets                                   1,749        1,588
--------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
Unrealized appreciation                                      (142)         (43)
Depreciation/amortization                                     (70)         (67)
Other                                                         (73)         (47)
--------------------------------------------------------------------------------
Total deferred tax liabilities                               (285)        (157)
--------------------------------------------------------------------------------
Net deferred tax assets                                $    1,464   $    1,431
================================================================================

At November 30, 2007 and 2006, no valuation allowance has been established against deferred tax assets since it is more likely than not that the deferred tax assets will be realized. Net deferred tax assets are included in "Other Assets" in the Consolidated Statements of Financial Condition.

The Company is estimating state and local net operating loss carryforwards of $1.18 billion as of November 30, 2007. These carryforwards can be used through November 30, 2028.

The Company is under continuous examination by various tax authorities in jurisdictions in which the Company has significant business operations. The Company regularly assesses the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. Tax reserves have been established, which the Company believes to be adequate in relation to the potential for additional assessments. Once established, reserves are adjusted as information becomes available or when an event requiring a change to the reserve occurs. The resolution of tax matters could have a material impact on the Company's effective tax rate.

A reconciliation of the statutory federal income tax rates to the Company's effective tax rates for the fiscal years ended November 30, 2007, 2006 and 2005 was as follows:


--------------------------------------------------------------------------------------------------------------------
                                                                              2007          2006          2005
--------------------------------------------------------------------------------------------------------------------
Statutory rate                                                                   35.0%        35.0%          35.0%
State and local income taxes, exclusive of effect of
legislative changes, net of federal benefit                                      (9.8)         3.7            2.2
Dividend received deduction                                                     (10.1)        (0.3)          (0.6)
Tax-exempt interest income, net                                                 (14.2)        (0.8)          (1.5)
Lower tax rates applicable to non-U.S. earnings                                 (31.3)        (1.0)          (0.6)
Domestic tax credits                                                            (17.6)        (0.4)          (0.5)
Effect of legislative changes, net of federal benefit                            25.7            -            0.5
Other, net                                                                        1.3         (1.5)          (0.7)
--------------------------------------------------------------------------------------------------------------------
Effective tax rate                                                              (21.0)%       34.7%          33.8%
====================================================================================================================

Not included in the effective tax rate is the effect of approximately $254 million, $363 million and $426 million in income tax benefits attributable to the distribution of common stock under the CAP Plan and other deferred compensation plans as well as the exercise of options, credited directly to paid-in capital, for fiscal 2007, 2006 and 2005, respectively.

16.   REGULATIONS

The Company is regulated by the Securities and Exchange Commission ("SEC") as a consolidated supervised entity ("CSE"). As a CSE, the Company is subject to group-wide supervision and examination by the SEC and is required to compute allowable capital and allowances for market, credit and operational risk on a consolidated basis. As of November 30, 2007, the Company was in compliance with the CSE capital requirements.

Bear Stearns and BSSC are registered broker-dealers and futures commission merchants and, accordingly, are subject to Rule 15c3-1 under the Securities Exchange Act of 1934 ("Net Capital Rule") and Rule 1.17 under the Commodity Futures Trading Commission. Bear Stearns uses Appendix E of the Net Capital Rule ("Appendix E"), which establishes alternative net capital requirements for broker-dealers that are part of consolidated supervised entities. Appendix E allows Bear Stearns to calculate net capital charges for market risk and derivatives-related credit risk based on mathematical models, provided that Bear Stearns holds tentative net capital in excess of $1 billion and net capital in excess of $500 million. At November 30, 2007, Bear Stearns' net capital of $3.60 billion exceeded the minimum requirement by $3.05 billion. Bear Stearns' net capital computation, as defined, includes $1.16 billion, which represents net capital of BSSC in excess of 5.5% of aggregate debit items arising from customer transactions.

BSIL and BSIT, London-based broker-dealer subsidiaries, are subject to the regulatory capital requirements of the United Kingdom's Financial Services Authority.

BSB, an Ireland-based bank principally involved in the trading and sales of fixed income products, is registered in Ireland and is subject to the regulatory capital requirements of the Financial Regulator.

Custodial Trust Company ("CTC"), a Federal Deposit Insurance Corporation ("FDIC") insured New Jersey state chartered bank, offers a range of trust, lending, deposit and securities-clearing products and services. CTC provides the Company with banking powers, including access to the securities and funds-wire services of the Federal Reserve System. CTC is subject to the regulatory capital requirements of the FDIC.

At November 30, 2007, Bear Stearns, BSSC, BSIL, BSIT, BSB and CTC were in compliance with their respective regulatory capital requirements. Certain other subsidiaries are subject to various securities regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. At November 30, 2007, these other subsidiaries were in compliance with their applicable local capital adequacy requirements.

Regulatory rules, as well as certain covenants contained in various instruments governing indebtedness of the Company, Bear Stearns and other regulated subsidiaries, may restrict the Company's ability to withdraw capital from its regulated subsidiaries, which in turn could limit the Company's ability to pay dividends. Also, the Company's broker-dealer subsidiaries and other regulated subsidiaries are subject to minimum capital requirements that may restrict the Company's ability to withdraw capital from its regulated subsidiaries, which in turn could limit the Company's ability to pay dividends. At November 30, 2007, approximately $5.04 billion in equity capital of Bear Stearns, BSSC, BSIL, BSIT, BSB and CTC was restricted as to the payment of cash dividends and advances to the Company.

17.   COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company has commitments in connection with various activities, the most significant of which are as follows:

LEASES

The Company occupies office space under leases that expire at various dates through 2024. At November 30, 2007, future minimum aggregate annual rentals payable under non-cancelable leases (net of subleases), including 383 Madison Avenue in New York City, for fiscal years ended November 30, 2008 through 2012 and the aggregate amount thereafter, are as follows:

(in millions)
-------------------------------------------------
FISCAL YEAR
2008                          $           125
2009                                      122
2010                                      122
2011                                      133
2012                                       98
Thereafter                                650
-------------------------------------------------
Total                                   1,250
=================================================

The various leases contain provisions for periodic escalations resulting from increased operating and other costs. Rental expense, including escalations and net of sublease rental income, under these leases was $218 million, $164 million and $134 million for the fiscal years ended November 30, 2007, 2006 and 2005, respectively.

LENDING-RELATED COMMITMENTS

In connection with certain of the Company's business activities, the Company provides financing or financing commitments to investment-grade and non-investment-grade companies in the form of senior and subordinated debt, including bridge financing. Commitments have varying maturity dates and are generally contingent on the accuracy and validity of certain representations, warranties and contractual conditions applicable to the borrower. Lending-related commitments to investment-grade borrowers aggregated approximately $3.42 billion and $3.83 billion at November 30, 2007 and 2006, respectively. Of these amounts, approximately $952 million and $698 million of the credit risk was offset at November 30, 2007 and 2006, respectively. Lending-related commitments to non-investment-grade borrowers approximated $3.30 billion and $2.04 billion at November 30, 2007 and 2006, respectively. Of these amounts, approximately $220 million and $89 million of the credit risk was offset at November 30, 2007 and 2006, respectively.

The Company also had contingent commitments to non-investment-grade companies of $501 million as of November 30, 2007 and contingent commitments to investment grade and non-investment grade companies of $17.5 billion as of November 30, 2006. Generally, these commitments are provided in connection with leveraged acquisitions. These commitments are not indicative of the Company's actual risk because the borrower may not be successful in the acquisition, the borrower may access the capital markets instead of drawing on the commitment, or the Company's portion of the commitment may be reduced through the syndication process. Additionally, the borrower's ability to draw may be subject to there being no material adverse change in either market conditions or the borrower's financial condition, among other factors. These commitments generally contain certain flexible pricing features to adjust for changing market conditions prior to closing.

PRIVATE EQUITY-RELATED INVESTMENTS AND PARTNERSHIPS

In connection with the Company's merchant banking activities, the Company has commitments to invest in merchant banking and private equity-related investment funds as well as commitments to invest directly in private equity-related investments. At November 30, 2007 and 2006, such commitments aggregated $729 million and $788 million, respectively. These commitments will be funded, if called, through the end of the respective investment periods, with the longest of such periods ending in 2020.

UNDERWRITING

In connection with the Company's mortgage-backed securitizations and fixed income and equity underwriting, the Company had commitments to purchase new issues of securities aggregating $652 million and $205 million, respectively, at November 30, 2007 and 2006.

COMMERCIAL AND RESIDENTIAL LOANS

The Company participates in the origination, acquisition, securitization, servicing, financing and disposition of commercial and residential loans. At November 30, 2007 and 2006, the Company had entered into commitments to purchase or finance mortgage loans of $2.83 billion and $4.23 billion, respectively.

LETTERS OF CREDIT

At November 30, 2007 and 2006, the Company was contingently liable for unsecured letters of credit of approximately $1.42 billion and $3.30 billion, respectively, and secured (by financial instruments) letters of credit of $1.33 billion and $1.25 billion, respectively. These letters of credit are primarily used to provide collateral for securities borrowed and to satisfy margin requirements at commodity/futures exchanges.

ENERGY

In connection with its energy activities, the Company has entered into contractual obligations (primarily obligations under tolling agreements, net of re-tolling agreements) that require future cash payments. At November 30, 2007, those contractual obligations, by maturity, were as follows:

(in millions)
-------------------------------------------------
FISCAL YEAR
2008                          $            81
2009                                       82
2010                                       83
2011                                      258
2012                                      416
Thereafter                              3,399
-------------------------------------------------
Total                                   4,319
=================================================

STRATEGIC ALLIANCE

In October 2007, the Company announced an agreement in principle to form a strategic alliance with CITIC Securities Co. Limited ("CITIC"). The companies will work together to develop new financial products and services to meet the evolving needs of the Chinese market. This alliance will include sharing management expertise and technology to develop new capital markets products and businesses in China, establishing an exclusive joint venture combining the existing businesses of both companies in the rest of Asia, and cross-investments of approximately $1 billion in each firm by the other. The Company and CITIC have agreed to negotiate with each other on an exclusive basis. The proposed transactions are subject to the negotiation of definitive agreements, the approval by the respective boards of directors of the Company and CITIC, and various governmental and regulatory approvals. There can be no assurances that the Company and CITIC will be able to successfully complete negotiations or consummate the transaction.

OTHER

The Company had commitments to purchase Chapter 13 and other credit card receivables of $170 million and $96 million respectively, at November 30, 2007 and 2006.

With respect to certain of the commitments outlined above, the Company utilizes various hedging strategies to actively manage its market, credit and liquidity exposures. Additionally, since these commitments may expire unused, the total commitment amount may not necessarily reflect the actual future cash funding requirements.

LITIGATION

The Company is the sole defendant in an action commenced in the United States Bankruptcy court for the Southern District of New York by the Chapter 11 Trustee for Manhattan Investment Fund Limited ("MIFL"). The complaint seeks to recover from the Company, among other things, certain allegedly fraudulent transfers made by MIFL in the amount of $141 million plus pre-judgment interest. The Company provided prime brokerage services to MIFL prior to its bankruptcy. In January 2007, the Bankruptcy Court granted the Trustee's motion for summary judgment on the fraudulent transfer claims against the Company. The Company believes it has substantial defenses to the Trustee's claims and intends to appeal the decision of the Bankruptcy Court.

On appeal, the District Court affirmed the Bankruptcy Court's findings in part, but also reversed in part, the Bankruptcy's Court's grant of summary judgment to the Trustee, finding that a trial is necessary to make a factual finding as to whether the Company acted in good faith with respect to its receipt of the alleged fraudulent transfers.

The Company and certain subsidiaries have been named as defendants in various investor lawsuits and FINRA arbitrations relating to the failure of the Bear Stearns High Grade Structured Credit Strategies Master Fund, Ltd (the "High Grade Fund") and the Enhanced Leverage Master Fund, Ltd. (the "Enhanced Leverage Fund"), which were managed by Bear Stearns Asset Management. The High Grade Fund had net investor contributions of approximately $775 million. The Enhanced Fund had net investor contributions of approximately $1.08 billion. The relief being sought by the plaintiffs in these matters includes specified and unspecified damages, costs and fees. The Company believes it has substantial defenses to the claims asserted against it in these proceedings. Additionally, the Company and its subsidiaries have been the subject of various state and federal regulatory and law enforcement inquiries, and a state administrative proceeding, relating to the Funds.

In the normal course of business, the Company has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. The Company is also involved in other reviews, investigations and proceedings by governmental and self-regulatory agencies regarding the Company's business, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

Because litigation is inherently unpredictable, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, the Company cannot predict with certainty the loss or range of loss related to such matters, how such matters will be resolved, when they will ultimately be resolved, or what the eventual settlement, fine, penalty or other relief might be. Consequently, the Company cannot estimate losses or ranges of losses for matters where there is only a reasonable possibility that a loss may have been incurred. Although the ultimate outcome of these matters cannot be ascertained at this time, it is the opinion of management, after consultation with counsel, that the resolution of the foregoing matters will not have a material adverse effect on the financial condition of the Company, taken as a whole; such resolution may, however, have a material effect on the operating results in any future period, depending on the level of income for such period.

The Company has provided reserves for such matters in accordance with SFAS No. 5, "Accounting for Contingencies." The ultimate resolution may differ materially from the amounts reserved.

TAX

The Company is under continuous examination by various tax authorities in jurisdictions in which the Company has significant business operations. The Company regularly evaluates the likelihood of additional assessments in each of the tax jurisdictions resulting from these examinations. Tax reserves have been established, which the Company believes to be adequate in relation to the potential for additional assessments. Once established, reserves are adjusted as information becomes available or when an event requiring a change to the reserve occurs.



18.   GUARANTEES

In the ordinary course of business, the Company issues various guarantees to counterparties in connection with certain derivative, leasing, securitization and other transactions. FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" requires the Company to recognize a liability at the inception of certain guarantees and to disclose information about its obligations under certain guarantee arrangements.

The guarantees covered by FIN No. 45 include contracts that contingently require the guarantor to make payments to the guaranteed party based on changes related to an asset, a liability or an equity security of the guaranteed party, contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an agreement and indirect guarantees of the indebtedness of others, even though the payment to the guaranteed party may not be based on changes to an asset, liability or equity security of the guaranteed party. In addition, FIN No. 45 covers certain indemnification agreements that contingently require the guarantor to make payments to the indemnified party, such as an adverse judgment in a lawsuit or the imposition of additional taxes due to either a change in the tax law or an adverse interpretation of the tax law.

The following table sets forth the maximum payout/notional amounts associated with the Company's guarantees as of November 30, 2007:


Amount of Guarantee Expiration Per Period



                                              ---------------------------------------------------------------------------
                                               Less Than        One to Three      Three to Five     Greater than
(in millions)                                  One Year            Years              Years          Five Years          Total
----------------------------------------------------------------------------------------------------------------------------------
Certain derivative contracts (notional) (1)   $  495,124        $    472,384      $     742,138     $    806,319     $  2,515,965
Municipal securities                               3,370                 502                  -                -            3,872
Residual value guarantee                               -                   -                570                -              570
----------------------------------------------------------------------------------------------------------------------------------

(1) The gross carrying value of these derivatives approximated $59.6 billion as of November 30, 2007.

DERIVATIVE CONTRACTS

The Company's dealer activities cause it to make markets and trade a variety of derivative instruments. Certain derivative contracts that the Company has entered into meet the accounting definition of a guarantee under FIN No. 45. Derivatives that meet the FIN No. 45 definition of guarantees include credit default swaps (whereby a default or significant change in the credit quality of the underlying financial instrument may obligate the Company to make a payment), put options, as well as floors, caps and collars. Since the Company does not track the counterparties' purpose for entering into a derivative contract, it has disclosed derivative contracts that are likely to be used to protect against a change in an underlying financial instrument, regardless of their actual use.

On certain of these contracts, such as written interest rate caps and foreign currency options, the maximum payout cannot be quantified since the increase in interest rates and foreign exchange rates is not contractually limited by the terms of the contracts. As such, the Company has disclosed notional amounts as a measure of the extent of its involvement in these classes of derivatives rather than maximum payout. Notional amounts do not represent the maximum payout and generally overstate the Company's exposure to these contracts.

In connection with these activities, the Company mitigates its exposure to market risk by entering into a variety of offsetting derivative contracts and security positions.

MUNICIPAL SECURITIES

In 1997, the Company established a program whereby it created a series of municipal securities trusts in which it has retained interests. These trusts purchase fixed-rate, long-term, highly rated, insured or escrowed municipal bonds financed by the issuance of trust certificates. Certain of the trust certificates entitle the holder to receive future payments of principal and variable interest and to tender such certificates at the option of the holder on a periodic basis. The Company acts as placement agent and as liquidity provider. The purpose of the program is to allow the Company's clients to purchase synthetic short-term, floating-rate municipal debt that does not otherwise exist in the marketplace. In the Company's capacity as liquidity provider to the trusts, the maximum exposure to loss at November 30, 2007 was approximately $3.87 billion, which represents the outstanding amount of all trust certificates. This exposure to loss is mitigated by the underlying municipal bonds held by trusts. The underlying municipal bonds in the trusts are either AAA- or AA-rated, insured or escrowed to maturity. Such bonds had a market value, net of related offsetting positions, approximating $3.77 billion at November 30, 2007.



RESIDUAL VALUE GUARANTEE

The Company has entered into an operating lease arrangement for its world headquarters at 383 Madison Avenue in New York City (the "Synthetic Lease"). Under the terms of the Synthetic Lease, the Company is obligated to make monthly payments based on the lessor's underlying interest costs. The Synthetic Lease expires on August 10, 2012 unless both parties agree to a renewal prior to expiration. At the expiration date of the Synthetic Lease, the Company has the right to purchase the building for the amount of the then outstanding indebtedness of the lessor or to arrange for the sale of the property with the proceeds of the sale to be used to satisfy the lessor's debt obligation. If the sale of the property does not generate sufficient proceeds to satisfy the lessor's debt obligation, the Company is required to fund the shortfall up to a maximum residual value guarantee. As of November 30, 2007, there was no expected shortfall and the maximum residual value guarantee was approximately $570 million.


INDEMNIFICATIONS

The Company provides representations and warranties to counterparties in connection with a variety of commercial transactions, including certain asset sales and securitizations and occasionally indemnifies them against potential losses caused by the breach of those representations and warranties. To mitigate these risks with respect to assets being securitized that have been originated by third parties, the Company seeks to obtain appropriate representations and warranties from such third-party originators upon acquisition of such assets. The Company generally performs due diligence on assets purchased and maintains underwriting standards for assets originated. The Company may also provide indemnifications to certain counterparties to protect them in the event additional taxes are owed or payments are withheld, due either to a change in or adverse application of certain tax laws. These indemnifications generally are standard contractual terms and are entered into in the normal course of business. Generally, there are no stated or notional amounts included in these indemnifications.

Maximum payout information under these indemnifications is not readily available because of the number, size and lives of these transactions. In implementing this accounting interpretation, the Company reviewed its experience with the indemnifications on these structures. Based on such experience, it is unlikely that these arrangements will have a material impact on the Consolidated Financial Statements of the Company.

OTHER GUARANTEES

The Company is a member of numerous exchanges and clearinghouses. Under the membership agreements, members are generally required to guarantee the performance of other members. Therefore, if a member becomes unable to satisfy its obligations to the clearinghouse, other members would be required to meet these shortfalls. To mitigate these performance risks, the exchanges and clearinghouses often require members to post collateral. The Company's maximum potential liability under these arrangements cannot be quantified. However, the potential for the Company to be required to make payments under these arrangements is remote. Accordingly, no contingent liability is recorded in the Consolidated Financial Statements for these arrangements.

19.   SEGMENT AND GEOGRAPHIC AREA DATA

The Company operates in three principal segments -- Capital Markets, Global Clearing Services and Wealth Management. These segments offer different products and services and are managed separately as different levels and types of expertise are required to effectively manage the segments' transactions.

The Capital Markets segment is comprised of the institutional equities, fixed income and investment banking areas. The Capital Markets segment operates as a single integrated unit that provides the sales, trading and origination effort for various fixed income, equity and advisory products and services. Each of the three businesses work in tandem to deliver these services to institutional and corporate clients.

Institutional equities consists of sales, trading and research, in areas such as domestic and international equities, block trading, over-the-counter equities, equity derivatives, energy and commodity activities, risk and convertible arbitrage and specialist activities on the NYSE, AMEX and International Stock Exchange. Fixed income includes sales, trading, origination and research provided to institutional clients across a variety of products such as mortgage- and asset-backed securities, corporate and government bonds, municipal bonds, high yield products, including bank and bridge loans, foreign exchange and interest rate and credit derivatives. Investment banking provides services in capital raising, strategic advice, mergers and acquisitions and merchant banking. Capital raising encompasses the Company's underwriting of equity, investment grade, municipal and high yield debt products.

The Global Clearing Services segment provides execution, clearing, margin lending and securities borrowing to facilitate customer short sales to clearing clients worldwide. Prime brokerage clients include hedge funds and clients of money managers, short sellers and other professional investors. Fully disclosed clients engage in either the retail or institutional brokerage business.

The Wealth Management segment is composed of the PCS and asset management areas. PCS provides high-net-worth individuals with an institutional level of investment service, including access to the Company's resources and professionals. Asset management manages equity, fixed income and alternative assets for leading corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high-net-worth individuals in the United States and abroad.

The three business segments comprise many business areas, with interactions among each. Revenues and expenses include those that are directly related to each segment. Revenues from intersegment transactions are allocated based upon specific criteria or agreed upon rates with such amounts eliminated in consolidation. Individual segments also include revenues and expenses relating to various items, including corporate overhead and interest, which are internally allocated by the Company primarily based on balance sheet usage or expense levels. The Company generally evaluates performance of the segments based on net revenues and profit or loss before provision for income taxes.




-----------------------------------------------------------------------------------------------------------------------------------
Fiscal Years Ended November 30,                                              2007                2006                  2005
-----------------------------------------------------------------------------------------------------------------------------------
(in millions)
NET REVENUES
Capital Markets
  Institutional Equities                                               $        2,158      $           1,961      $        1,446
  Fixed Income                                                                    685                  4,190               3,293
  Investment Banking                                                            1,076                  1,170                 983
-----------------------------------------------------------------------------------------------------------------------------------
   Total Capital Markets                                                        3,919                  7,321               5,722

Global Clearing Services                                                        1,200                  1,077               1,029

Wealth Management
  Private Client Services (1)                                                     602                    522                 453
  Asset Management                                                                228                    336                 228
-----------------------------------------------------------------------------------------------------------------------------------
   Total Wealth Management                                                        830                    858                 681

Other (2)                                                                          (4)                   (29)                (21)
-----------------------------------------------------------------------------------------------------------------------------------

     Total net revenues                                                $        5,945      $           9,227      $        7,411
===================================================================================================================================

PRE-TAX INCOME

Capital Markets                                                        $         (232)(4)  $           2,801      $        2,020
Global Clearing Services                                                          566                    465                 472
Wealth Management                                                                 (45)                    69                  37
Other (3)                                                                         (96)                  (188)               (322)
-----------------------------------------------------------------------------------------------------------------------------------

     Total pre-tax income                                              $          193      $           3,147      $        2,207
===================================================================================================================================

NET INTEREST REVENUES

Capital Markets                                                        $          382      $             350      $          172
Global Clearing Services                                                          923                    803                 736
Wealth Management                                                                  39                     59                  57
Other                                                                               6                      -                   -
-----------------------------------------------------------------------------------------------------------------------------------
     Total net interest revenues                                       $        1,350      $           1,212      $          965
===================================================================================================================================

(1) Private Client Services detail:

Gross revenues, before transfer to Capital Markets segment             $          710      $             620      $          547
Revenue transferred to Capital Markets segment                                   (108)                   (98)                (94)
-----------------------------------------------------------------------------------------------------------------------------------
  Private Client Services net revenues                                 $          602      $             522      $          453
===================================================================================================================================

(2) Includes consolidation and elimination entries.

(3) Includes certain legal costs and costs related to the CAP Plan, which approximate $18 million, $154 million and $144 million for the fiscal years ended November 30, 2007, 2006, 2005, respectively.

(4) Includes a non-cash charge of $227 million related to the write-off of intangible assets, representing goodwill and specialist rights associated with our NYSE specialist activities.

--------------------------------------------------------------------------------
As of November 30,                           2007          2006         2005
--------------------------------------------------------------------------------
(in billions)
SEGMENT ASSETS
Capital Markets                           $       247   $      230    $     183
Global Clearing Services                          118          109           93
Wealth Management                                   4            3            3
Other                                              26            8            8
--------------------------------------------------------------------------------
Total segment assets                      $       395   $      350    $     287
================================================================================


The operations of the Company are conducted primarily in the United States of America. The Company also maintains offices in Europe, Asia and Latin America. The following are net revenues, income before provision for income taxes and assets by geographic region for the fiscal years ended November 30, 2007, 2006 and 2005:


(in millions)                                                     2007               2006               2005

Net Revenues-U.S.                                            $       4,219       $      8,006       $       6,488
Non-U.S.                                                             1,726              1,221                 923
-------------------------------------------------------------------------------------------------------------------
Total net revenues                                           $       5,945       $      9,227       $       7,411
===================================================================================================================

(Loss) Income before provision for income taxes-U.S.         $        (561)      $      2,669       $       1,868
Non-U.S.                                                               754                478                 339
-------------------------------------------------------------------------------------------------------------------
Total income before provision for income taxes               $         193       $      3,147      $        2,207
===================================================================================================================

Total Assets-U.S.                                            $     480,824       $    437,419       $     344,758
Non-U.S.                                                           126,507             92,836              70,436
Eliminations                                                      (211,969)          (179,822)           (127,901)
-------------------------------------------------------------------------------------------------------------------
Total assets                                                 $     395,362       $    350,433       $     287,293
===================================================================================================================

Because of the international nature of the financial markets and the resultant integration of U.S. and non-U.S. services, it is difficult to precisely separate foreign operations. The Company conducts and manages these activities with a view toward the profitability of the Company as a whole. Accordingly, the foreign operations information is, of necessity, based on management judgments and internal allocations.

20.   ACQUISITION OF MINORITY INTEREST AND IMPAIRMENT OF INTANGIBLE ASSETS

At the close of business on April 30, 2007, the Company completed an acquisition of the outstanding minority interest in Bear Hunter Holdings LLC (the parent of Bear Wagner Specialists) from its partner, Hunter Partners LLC.

The Company tests goodwill at least annually for impairment in accordance with SFAS No. 142 by comparing the fair value of a reporting unit with the carrying amount, including goodwill. In addition, the Company amortizes identifiable intangible assets over their estimated useful lives in accordance with SFAS No. 142 and tests for potential impairment whenever events or changes in circumstances suggest that an asset's carrying value may not be fully recoverable in accordance with SFAS No. 144. An impairment loss, calculated as the difference between the estimated fair value and the carrying value of an asset, is recognized if the expected undiscounted cash flows relating to the asset are less than the corresponding carrying value.

During the fourth quarter of fiscal 2006, the New York Stock Exchange introduced its Hybrid trading system, a new electronic trading system designed to make it more competitive. The Hybrid trading system automated certain of the tasks previously performed by specialists and dramatically reduced the opportunity for specialists to participate in the order process. The Company monitored the impact of the introduction of the Hybrid trading system on its specialist business. As a result, during the May 2007 quarter, the Company tested its goodwill and specialist rights associated with its NYSE specialist activities and recognized a non-cash impairment charge of $227 million relating to the original purchase of Wagner Stott Mercator, LLC in April 2001. The impairment charge is included on a separate line item on the Consolidated Statements of Income and within the Company's Capital Markets segment for the fiscal year ended November 30, 2007.



21.   ASSET ACQUISITION

On May 20, 2007, Bear Energy L.P., a Houston-based, wholly owned subsidiary of the Company, signed a definitive agreement to acquire substantially all of the power-related and natural gas assets comprising the power trading business of Williams Power Company, Inc., an energy trading and marketing subsidiary of The Williams Companies, Inc. The transaction closed on November 8, 2007 for cash consideration of $496 million. The purchase price allocation resulted in recording trading assets of $548 million, intangible assets of $863 million, and intangible liabilities of $915 million based on contractual arrangements, at their estimated fair values. As of November 30, 2007, the weighted average amortization period for intangible assets and intangible liabilities was approximately 10.8 years and 13.4 years, respectively. As of November 8, 2007, the results of operations of the power-related assets and liabilities acquired were included in the Company's Capital Markets segment.

The estimated aggregate amortization expense for each of the five succeeding fiscal years for intangible assets and intangible liabilities were as follows:

(in millions)                 Intangible Assets           Intangible Liabilities
--------------------------------------------------------------------------------
FISCAL YEAR
2008                          $              99           $                  208
2009                                         98                              129
2010                                         96                               98
2011                                         64                               74
2012                                         50                               47
Thereafter                                  456                              359
--------------------------------------------------------------------------------
Total                         $             863           $                  915
================================================================================

22.   QUARTERLY INFORMATION (UNAUDITED)

The unaudited quarterly results of operations of the Company for the fiscal years ended November 30, 2007 and 2006 are prepared in conformity with accounting principles generally accepted in the United States of America, which include industry practices, and reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Results of any interim period are not necessarily indicative of results for a full year.

--------------------------------------------------------------------------------------------------------------------------------
                                                                        Quarters Ended,                          Fiscal Year,
--------------------------------------------------------------------------------------------------------------------------------
                                                 February 28,      May 31,      August 31,      November 30,     November 30,
(in millions, except per share data)                 2007           2007           2007             2007           2007 (1)
--------------------------------------------------------------------------------------------------------------------------------
Revenues                                         $       4,798   $      4,976   $      4,340   $       2,038      $      16,151
Interest expense                                         2,316          2,464          3,009           2,417             10,206
--------------------------------------------------------------------------------------------------------------------------------
Revenues, net of interest expense                        2,482          2,512          1,331            (379)             5,945
================================================================================================================================
Non-interest expenses

  Employee compensation and benefits                     1,204          1,231            664             326              3,425
  Other                                                    443            727            492             666              2,327
--------------------------------------------------------------------------------------------------------------------------------
Total non-interest expenses                              1,647          1,958          1,156             992              5,752
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision (benefit)
for income taxes                                           835            554            175          (1,371)               193
Provision (benefit) for income taxes                       281            192              4            (517)              (40)
--------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                          554            362            171            (854)               233
================================================================================================================================
Basic earnings per share                         $        4.23   $       2.78   $       1.30   $       (6.90)     $        1.68
Diluted earnings (loss) per share                $        3.82   $       2.52   $       1.16   $     (6.90)(2)    $        1.52
================================================================================================================================
Cash dividends declared per common share         $        0.32   $       0.32   $       0.32   $        0.32      $        1.28
================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                                        Quarters Ended,                          Fiscal Year,
--------------------------------------------------------------------------------------------------------------------------------
                                                   February 28,        May 31,      August 31,    November 30,   November 30,
(in millions, except per share data)                   2006             2006           2006           2006         2006 (1)
--------------------------------------------------------------------------------------------------------------------------------
Revenues                                         $           3,638   $      4,304  $      4,136   $       4,474    $    16,551
Interest expense                                             1,453          1,805         2,007           2,061          7,324
--------------------------------------------------------------------------------------------------------------------------------
Revenues, net of interest expense                            2,185          2,499         2,129           2,413          9,227
================================================================================================================================
Non-interest expenses
  Employee compensation and benefits                         1,047          1,220         1,025           1,052          4,343
  Other                                                        386            445           437             468          1,737
--------------------------------------------------------------------------------------------------------------------------------
Total non-interest expenses                                  1,433          1,665         1,462           1,520          6,080
--------------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes                       752            834           667             893          3,147
Provision for income taxes                                     238            295           229             330          1,093
--------------------------------------------------------------------------------------------------------------------------------
Net income                                                     514            539           438             563          2,054
================================================================================================================================
Basic earnings per share                         $            3.92   $       4.12  $       3.34   $        4.42    $     15.79
Diluted earnings per share                       $            3.54   $       3.72  $       3.02   $        4.00    $     14.27
================================================================================================================================
Cash dividends declared per common share         $            0.28   $       0.28  $       0.28   $        0.28    $      1.12
================================================================================================================================

(1) Beginning with the fourth quarter of 2007, the Company's results of operations were rounded in $ millions. Quarterly results prior to the fourth quarter are rounded based on previously disclosed figures. As a result, the sum of the quarterly results of operations may differ from the full fiscal year amounts disclosed on the Company's Consolidated Statement of Income.

(2) Due to the net loss in the fourth quarter of 2007, the diluted earnings per share calculation excludes 15.1 million dilutive potential common shares, as they were anti-dilutive.

23.   SUBSEQUENT EVENTS

BACKGROUND OF THE MERGER

The Company experienced a significant liquidity crisis during the end of the week of March 10, 2008 that seriously jeopardized its financial viability and which raises substantial doubt about its ability to continue as a going concern. As a result, on March 16, 2008, the Company and JPMorgan Chase & Co. ("JPMorgan Chase") entered into an agreement and plan of merger, and on March 24, 2008, entered into an amendment to the agreement and plan of merger (as amended, the "Merger Agreement"). Pursuant to the Merger Agreement, each share of the Company's common stock outstanding immediately prior to the merger will be exchanged for 0.21753 of a share of JPMorgan Chase common stock. A summary of the Merger Agreement, related transaction documents and the accounting implications are described in more detail in the Transaction Documents and Accounting Implications sections of this note.

In connection with the entry into the amendment to the Merger Agreement, the Company and JPMorgan Chase entered into a share exchange agreement under which JPMorgan Chase will purchase 95 million newly issued shares of the Company's common stock, or 39.5% of the outstanding common stock of the Company after giving effect to the issuance, in exchange for the issuance of 20,665,350 shares of JPMorgan Chase common stock to the Company and the entry by JPMorgan Chase into the amendment to the merger agreement, an amended and restated guaranty agreement and the guaranty agreement with the Federal Reserve Bank of New York (the "New York Fed"). The share exchange was completed on April 8, 2008.

Concurrent with the closing of the merger, the New York Fed will take through a limited liability company formed for this purpose control of a portfolio of $30 billion in assets of the Company based on the value of the portfolio as of March 14, 2008. The assets will be funded by a $29 billion, 10-year term loan from the New York Fed, and a $1 billion, 10-year subordinated note from JPMorgan Chase. The JPMorgan Chase note is subordinated to the New York Fed loan and will bear the first $1 billion of any losses associated with the assets. Any funds remaining after payment of the New York Fed loan, the JPMorgan Chase note and other expenses of the limited liability company, will be paid to the New York Fed.

TRANSACTION DOCUMENTS

Agreement and Plan of Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly-owned subsidiary of JPMorgan Chase will merge with and into the Company with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of JPMorgan Chase (the "Merger"). At the effective time of the Merger, each share of Company common stock will be converted into the right to receive 0.21753 of a share of JPMorgan Chase common stock. Outstanding Company stock options and phantom stock units will be converted into JPMorgan Chase equity awards, adjusted to reflect the exchange ratio in the Merger.
The Company and JPMorgan Chase have agreed to consider providing holders of restricted stock units and capital accumulation plan units with the right to elect, prior to completion of the Merger, to have outstanding awards distributed in cash (rather than stock) at the same time the units would have been settled absent such election, and otherwise subject to the same terms and conditions in the applicable plans and award agreements, as amended.

The Merger Agreement contains representations and warranties of Bear Stearns and JPMorgan Chase relating to their respective businesses. Pursuant to the Merger Agreement, the Company has agreed to operate within its existing credit, principal, market and other risk limits and comply with existing risk-related policies and procedures, subject to JPMorgan Chase's right to oversee the Company's setting and changing of such policies, procedures and limits. Subject to the continued effectiveness of the Guaranty (as defined below), the Company has granted JPMorgan Chase the right to oversee the business, operations and management of the Company in its reasonable discretion. The Company also granted JPMorgan Chase the rights to custody of, and to manage, a scheduled collateral pool and related hedges, which rights were delegated to the New York Fed. Additionally, the Company has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to the satisfaction of certain conditions including, among other things, (i) approval and adoption of the Merger Agreement by the Company's stockholders; (ii) registration and NYSE listing of the common stock to be issued by JPMorgan Chase in the Merger; (iii) absence of any order, injunction or decree preventing or making illegal the consummation of the Merger; and (iv) receipt of specified governmental and regulatory approvals.

The Merger Agreement contains certain termination rights for both the Company and JPMorgan Chase. In the event the Company's stockholders do not approve and adopt the Merger Agreement at the first stockholders meeting called for that purpose, JPMorgan Chase will have the right to exercise an option to purchase the Company's headquarters building for an amount equal to $1.1 billion less assumed indebtedness and transfer costs. In addition, JPMorgan Chase will also have the right to exercise such option following the termination of the Merger Agreement under the following circumstances: (i) JPMorgan Chase terminates the Merger Agreement because (A) the Company's board of directors made any change of recommendation, (B) the Company breached its no-solicitation and related obligations under the Merger Agreement, or (C) the Company breached its obligations to hold a meeting of its stockholders to approve and adopt the Merger Agreement, or (ii) (A) JPMorgan Chase or the Company terminate the Merger Agreement because both (x) the approval and adoption of the Merger Agreement by the Company's stockholders has not been obtained and (y) 120 days have elapsed from the date of such stockholders meeting (provided that the parties may mutually agree to extend the 120-day period); (B) JPMorgan Chase terminates the Merger Agreement because there has been an uncured breach by the Company of any of the covenants or agreements or any of the representations or warranties in the Merger Agreement that would cause the failure of the closing conditions set forth in the Merger Agreement to be satisfied; or (C) JPMorgan Chase or the Company terminates the Merger Agreement because the merger has not been consummated on or before the first anniversary of the date of the Merger Agreement, and prior to any termination of the merger agreement described in this clause (ii) an alternative proposal has been publicly announced or otherwise communicated or made known to the Company and has not been irrevocably withdrawn. Upon the exercise of the option to purchase the Company's headquarters building, the Company will, upon the request of JPMorgan Chase, exercise its option to purchase the headquarters building and take all action required to acquire the building and simultaneously convey it to JPMorgan Chase.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Company's Current Reports on Form 8-K filed on March 20, 2008 and March 24, 2008 (Amendment No. 1).

Beginning March 17, 2008, various stockholders of the Company filed several purported class action lawsuits against the Company, its board of directors and certain of the Company's present and former executive officers. Among other things, these actions allege that the individual defendants breached their fiduciary duties and obligations to the Company's stockholders by agreeing to the proposed merger. Five of these actions have been filed in the Supreme Court of the State of New York and consolidated under the caption In re Bear Stearns Litigation. Two actions have been filed in the Delaware Court of Chancery where plaintiffs have filed a motion to consolidate their cases in Delaware. JPMorgan Chase is named as a defendant in certain of these cases. In each of these actions, plaintiffs seek to enjoin the proposed merger and enjoin JPMorgan Chase from voting the 95 million shares acquired pursuant to the Share Exchange Agreement (as defined below), other injunctive relief and an unspecified amount of compensatory damages. On April 9, 2008, the Delaware Chancery Court granted JPMorgan Chase's and the Company's motion to stay the Delaware action in favor of the New York action, at least until the preliminary injunction motion is resolved. The Delaware court also granted plaintiffs' motion to consolidate their cases. Additionally, on April 10, 2008, an amended complaint was filed in a previously-filed shareholder derivative suit naming the Company's directors and certain former and present executive officers. This amended complaint seeks, among other things, a declaration that the Merger Agreement is unlawful, unenforceable, and seeks to enjoin the merger. Although the Company is unable at this time to determine the ultimate outcome of these lawsuits, injunctive relief or an adverse determination could affect the Company's ability to complete the merger.

Share Exchange Agreement

On March 24, 2008, the Company and JPMorgan Chase, in connection with entering into the amendment to the Merger Agreement, entered into a share exchange agreement (the "Share Exchange Agreement"), under which JPMorgan Chase will purchase 95 million newly issued shares of the Company's common stock, or 39.5% of the outstanding shares of the Company's common stock after giving effect to the issuance, in exchange for the issuance of 20,665,350 shares of JPMorgan Chase common stock to the Company and the entry by JPMorgan Chase into the amendment to the merger agreement, an amended and restated guaranty agreement and the guaranty in favor of the New York Fed (each as described below). The share exchange was completed on April 8, 2008.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is filed as Exhibit 2.2 to the Company's Current Report on Form 8-K filed on March 24, 2008.

Amended and Restated Guaranty Agreement

On March 24, 2008, JPMorgan Chase, in connection with the amendment to the Merger Agreement, entered into an amended and restated guaranty agreement (the "Guaranty"), effective retroactively from March 16, 2008, which replaces the guaranty agreement entered into on March 16, 2008 in connection with the Merger Agreement. Pursuant to the Guaranty, JPMorgan Chase will guarantee certain liabilities of the Company and certain of its operating subsidiaries (the "Guaranteed Bear Entities") to the extent such liabilities arise prior to the end of the specified "Guaranty Period", including (i) liabilities and obligations under revolving credit facilities, letters of credit and letter of credit facilities, term loan facilities, lines of credit or uncommitted loan facilities, in each case whether secured or unsecured, of the Guaranteed Bear Entities, (ii) brokerage and trading contract obligations of the Guaranteed Bear Entities (including liabilities and obligations arising under prime brokerage agreements and accounts, securities lending agreements, custodial and carrying agreements, securities accounts and securities contracts, commodity contracts, forward contracts, futures contracts, tolling agreements, energy management agreements, repurchase or reverse repurchase agreements, swap agreements, foreign exchange and currency contracts, options or other derivatives, settlement or clearing agreements and arrangements, margin loan agreements, other contracts or transactions similar to any of the foregoing, any customary brokerage commission with respect to the foregoing, any contractual obligation to provide collateral or margin in respect of any of the foregoing or any obligation under a guaranty of any of the foregoing and (iii) obligations of the Guaranteed Bear Entities to deliver cash, securities or other property to customers pursuant to customary custody arrangements. The Guaranty Period will end (subject to provision of further notice by JPMorgan Chase posted on its website at least three days prior to the end of the Guaranty Period), no sooner than the earliest to occur of (i) the date that is 120 days following the failure of the Company's stockholders to approve and adopt the Merger Agreement at a meeting of the Company's stockholders convened for that purpose, (ii) the date that is 120 days following closing of the Merger and (iii) the date of termination of the Merger Agreement.

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, which is filed as
Exhibit 99.1 to the Company's Current Report on Form 8-K filed on March 24,
2008.

Guarantee and Collateral Agreement

On March 24, 2008, JPMorgan Chase, in connection with the amendment to the Merger Agreement and the Guaranty, entered into a guarantee and collateral agreement (the "Guarantee and Collateral Agreement") with the Company and certain of its subsidiaries (collectively, the "Collateral Parties") pursuant to which the Collateral Parties agreed to guarantee the obligations of each of them to repay to JPMorgan Chase (1) any loans or other advances of credit by JPMorgan Chase and its affiliates to the Company and its affiliates and (2) any amounts paid by JPMorgan Chase to creditors of the Company and its affiliates under the Guaranty and the Fed Guarantee (as defined below). Each of the Collateral Parties secured their guarantee by granting a lien on substantially all of their respective assets, subject to certain carve-outs.



The foregoing description of the Guarantee and Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the Guarantee and Collateral Agreement, which is filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on March 28, 2008.

Fed Guaranty Agreement

On March 24, 2008, JPMorgan Chase, in connection with the amendment to the Merger Agreement, entered into a guarantee in favor of the New York Fed (the "Fed Guarantee"), pursuant to which JPMorgan Chase guaranteed certain obligations of the Company and certain of its affiliates to the New York Fed. Such guarantee will apply with respect to transactions entered into prior to the termination of the Merger Agreement and may be terminated by JPMorgan Chase with respect to transactions thereafter.

The foregoing description of the Fed Guaranty does not purport to be complete and is qualified in its entirety by reference to the Fed Guarantee, which is filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed on March 24, 2008.

ACCOUNTING IMPLICATIONS

Based on the activities discussed above, the following accounting impacts on the consolidated financial statements have occurred or are expected to occur for periods ending after March 10, 2008:

Municipal Securities

The Company acts as placement agent and as liquidity provider under a municipal tender option bond program as described in Note 18, "Guarantees" to the Consolidated Financial Statements of the Company. Under the program, the Company has created a series of municipal securities trusts which purchase fixed-rate, long-term, highly rated, insured or escrowed municipal bonds financed by the issuance of trust certificates. The trust certificates entitle the holder to tender such certificates at the option of the holder on a periodic basis. Subsequent to March 10, 2008, holders of all the Class A trust certificates had tendered such certificates to the Company, resulting in the Company owning 100% of the trusts and consolidation of the trusts. As a result, the Company recognized losses of approximately $200 million in the second quarter of 2008.

Deferred Tax Asset

As of February 29, 2008, the Company had approximately $1.5 billion in net deferred tax assets (approximately $1.3 billion was associated with its stock-based compensation plans). In accordance with SFAS No. 109, the gross deferred tax assets of $1.7 billion will be evaluated for future realization and be reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Management will be required to make certain estimates and assumptions in order to assess the realizability of the deferred tax assets. Further, full realization of the deferred tax asset for stock-based compensation requires the shares for RSUs and CAP units to be distributed at a price equaling or exceeding the fair value at the grant date. The provisions of SFAS No. 123(R), however, do not allow a valuation allowance to be recorded based on the current fair value of the Company's shares. Accordingly, given the activities discussed above, the Company believes it is likely that a significant portion of this deferred tax asset will not be realized in the future.

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


Goodwill and Intangibles

As of February 29, 2008, the Company had goodwill and intangible assets. Based on the proposed merger agreement, the Company believes an impairment loss for $88 million is probable, and would be recorded in the second quarter of 2008.

Since the liquidity crisis and the announcement of the merger, the Company has experienced substantial deterioration of its earnings capacity. The closing of the merger is expected to occur by June 30, 2008. The Company believes that the termination of the JPMorgan Chase guaranties prior to consummation of the merger or the parties' failure to consummate the merger could seriously jeopardize the Company's financial viability. In addition, absent the Guaranty, the Company could face the increased risk of rapid loss of customers and counterparties. The lack of liquidity and the loss of customers and counterparties would materially adversely affect the Company's financial stability and its viability as a going concern. Accordingly, the Company could be forced to file for bankruptcy protection and need to liquidate. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company were unable to continue as a going concern.


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